As filed with the Securities and Exchange Commission on April 24, 1998
                                                      REGISTRATION NO. 333-44209


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                           AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                           IMPAC SECURED ASSETS CORP.
             (Exact name of Registrant as specified in its charter)


            CALIFORNIA                                33-071587 1
  (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                   Identification No.)

      20371 IRVINE AVENUE                           WILLIAM ASHMORE
           SUITE 200                               20371 IRVINE AVENUE
SANTA ANA HEIGHTS, CALIFORNIA 92707          SANTA ANA HEIGHTS, CALIFORNIA 92707
        (714) 556-0122                                (714) 556-0122
(Address, including zip code, and           (Address, including zip code, and
 telephone number, including area          telephone number, including area code
 code, of Registrant's principal             of agent for service with respect
      executive offices)                             to the Registrant)

                                 --------------
                                   COPIES TO:

   PAUL D. TVETENSTRAND                               DAVID BARBOUR
  THACHER PROFFITT & WOOD                         ANDREWS & KURTH L.L.P.
  TWO WORLD TRADE CENTER                      1717 MAIN STREET, SUITE 3700
 NEW YORK, NEW YORK 10048                          DALLAS, TEXAS 75201
     (212) 912-7400                                  (214) 659-4400

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        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and pursuant to Rule 415.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /_/
         If the delivery of the Prospectus Supplement is expected to be made pursuant to Rule 434, please check the following box. /_/

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                                                CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                           Proposed Maximum             Proposed                Amount of
Proposed Title of Securities to       Amount to Be        Offering Price Per        Maximum Aggregate          Registration
         be Registered                 Registered              Unit (1)            Offering Price (1)          Fee (2) (3)
-------------------------------------------------------------------------------------------------------------------------------
Pass-Through Certificates and
Mortgage-Backed Notes, issued
in series.......................      $500,000,000               100%                 $500,000,000             $147,500.00
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.
(2) $295.00 of the registration fee was previously paid to the Commission on January 13, 1998 in connection with the initial filing of the Registration Statement, and the remaining $147,205 will be paid in connection with the filing of this Amendment No. 1 to the Registration Statement.
(3) Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended $898,367,070 of Pass-Through Certificates and Mortgage Backed Notes are being carried forward from the Registrant's Registration Statement No. 333-40125. All filing fees associated with such securities were previously paid upon the filing of said registration statement.

                                 --------------
        THIS REGISTRATION HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE RESIDENTIAL LOAN PROSPECTUS WHICH IS A PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO $898,367,070 OF SECURITIES REGISTERED UNDER THE REGISTRATION STATEMENT NO. 333-40125 AND REMAINING UNISSUED AS OF THE DATE HEREOF. ACCORDINGLY, THE TOTAL AMOUNT REGISTERED UNDER THIS REGISTRATION STATEMENT, AS COMBINED, AS OF THE DATE OF THIS FILING IS $1,398,367,070. THE REGISTRANT AGREES TO USE THE $898,367,070 OF UNISSUED SECURITIES WITH RESPECT TO REGISTRATION STATEMENT NO. 333-40125 ONLY IN CONNECTION WITH THE ISSUANCE OF SECURITIES COLLATERALIZED BY RESIDENTIAL PROPERTIES AS DESCRIBED IN THE RESIDENTIAL LOAN PROSPECTUS FILED WITH THIS REGISTRATION STATEMENT.

EXPLANATORY NOTE

         This Registration Statement contains (i) a form of Prospectus (the "RESIDENTIAL LOAN PROSPECTUS") relating to the offering of one or more series of Pass-Through Certificates and/or Mortgage-Backed Notes, secured by one-to-four family and/or multifamily residential first and/or junior mortgage loans or manufactured housing conditional sales contracts and installment loan agreements and (ii) a form of Prospectus (the "COMMERCIAL LOAN PROSPECTUS") relating to the offering of one or more series of Pass-Through Certificates, secured by one or more segregated pools of various types of multifamily or commercial mortgage loans, mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans.

         Three versions of prospectus supplements relating to the Residential Loan Prospectus have been incorporated by reference into this Registration Statement, and nine versions of prospectus supplements relating to the Commercial Loan Prospectus and replacement pages to the Commercial Loan Prospectus with respect to such versions are included in this Registration Statement.

         Immediately preceding the Commercial Loan Prospectus, there are nine sets of pages labeled in the upper right corner as follows: "Version 1:
Multifamily Properties", "Version 2: Office Properties", "Version 3: Retail Properties", "Version 4: Hotel Properties", "Version 5: Health Care-Related Facilities", "Version 6: Industrial Properties", "Version 7: Self-Storage Facilities," "Version 8: Mobile Home Parks," and Version 9: Condominium Properties". Each such "version" contains a cover page to be substituted in the Commercial Loan Prospectus and five pages with inserts to the Commercial Loan Prospectus and related prospectus supplement showing the text specific to concentration in each of the nine types of properties contemplated by the Registrant for purposes of the Commercial Loan Prospectus (i.e. multifamily properties, office properties, retail properties, health care-related facilities, industrial properties, self-storage facilities, mobile home parks and condominiums).

         The above described nine "versions" of changes to the Commercial Loan Prospectus and prospectus supplement are being filed with this Registration Statement for purposes of identifying changes that will be made to the Commercial Loan Prospectus and related prospectus supplement as a result of concentrations in any specific securitization transaction. Depending on the types of properties that involve concentration in any particular transaction, the respective changes to the Commercial Loan Prospectus and related prospectus supplement from one or more of the above described "versions" will be included in the Commercial Loan Prospectus and related prospectus supplement for that transaction. The Commercial Loan Prospectus and related prospectus supplement reflecting such changes will be filed at the time and in the manner provided by Rule 424 under the Securities Act of 1933.

PROSPECTUS
MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES
IMPAC SECURED ASSETS CORP.
         The mortgage pass-through certificates (the "Certificates") or mortgage-backed notes (the "Notes") offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Securities of each series, together with any other mortgage pass-through certificates or mortgage-backed notes of such series, are collectively referred to herein as the "Securities."
         Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of Notes will represent indebtedness of, a trust fund (with respect to any series, the "Trust Fund") to be established by Impac Secured Assets Corp., formerly known as ICIFC Secured Assets Corp. (the "Company"). Each Trust Fund will consist primarily of a segregated pool (a "Mortgage Pool") of one- to four-family and/or multifamily residential first and/or junior mortgage loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") or interests therein (which may include Mortgage Securities as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Company" and "The Mortgage Pools." The Mortgage Loans and other assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to (i) with respect to each series of Certificates, a pooling and servicing agreement or other agreement (in either case, a "Pooling Agreement") or (ii) with respect to each series of Notes, an indenture (an "Indenture"), in each case as more fully described herein and in the related Prospectus Supplement. Information regarding the Offered Securities of a series, and the general characteristics of the Mortgage Loans and other assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.
         Each series of Securities will include one or more classes. Each class of Securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Securities, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and other assets in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.
         THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY, EXCEPT AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE MASTER SERVICER (THE "MASTER SERVICER") FOR ANY SERIES OF SECURITIES WILL BE NAMED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE RELATED MORTGAGE LOANS). SEE "DESCRIPTION OF THE SECURITIES"
         If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include any one or any combination of a mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, reserve fund or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of Securities. See "Description of Credit Enhancement."
         The rate of payment of principal of each class of Securities entitled to a portion of principal payments on the Mortgage Loans and other assets in the related Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other assets. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Securities in the manner described herein under "Yield Considerations" and in the related Prospectus Supplement.
         With respect to each series of Certificates, one or more separate elections may be made to treat the related Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" herein.

         FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE __ HEREIN AND ON PAGE S-__ OF THE RELATED PROSPECTUS SUPPLEMENT.

         PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES OF ANY SERIES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Offered Securities may be offered through one or more different methods, including offerings through underwriters, as more fully described herein under "Methods of Distribution" and in the related Prospectus Supplement.
         There will be no secondary market for the Offered Securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Offered Securities will develop or, if it does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.
         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement. This Prospectus contains an "Index of Principal Definitions" beginning on page 118 herein.

Prospectus dated April __, 1998

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                TABLE OF CONTENTS

Caption                                                                    Page
-------                                                                    ----

SUMMARY OF PROSPECTUS.......................................................-5-

RISK FACTORS...............................................................-15-

THE MORTGAGE POOLS.........................................................-22-
         General  .........................................................-22-
         The Mortgage Loans................................................-23-
         Underwriting Standards............................................-27-
         Qualifications of Originators and Sellers.........................-29-
         Representations by Sellers........................................-29-

SERVICING OF MORTGAGE LOANS................................................-32-
         General  .........................................................-32-
         The Master Servicer...............................................-32-
         Collection and Other Servicing Procedures;
                  Mortgage Loan Modifications..............................-32-
         Subservicers......................................................-34-
         Special Servicers.................................................-35-
         Realization Upon or Sale of Defaulted
                  Mortgage Loans...........................................-35-
         Servicing and Other Compensation and
                   Payment of Expenses; Spread.............................-37-
         Evidence as to Compliance.........................................-38-

DESCRIPTION OF THE SECURITIES..............................................-38-
         General  .........................................................-38-
         Form of Securities................................................-40-
         Assignment of Trust Fund Assets...................................-41-
         Certificate Account...............................................-43-
         Distributions.....................................................-47-
         Distributions of Interest and Principal
                  on the Securities........................................-47-
         Distributions on the Securities in Respect of
                  Prepayment Premiums or in Respect of
                  Equity Participations....................................-48-
         Allocation of Losses and Shortfalls...............................-48-
         Advances .........................................................-49-
         Reports to Securityholders........................................-49-

DESCRIPTION OF CREDIT ENHANCEMENT..........................................-51-
         General  .........................................................-51-
         Subordinate Securities............................................-52-
         Letter of Credit..................................................-52-
         Mortgage Pool Insurance Policies..................................-52-
         Special Hazard Insurance Policies.................................-54-
         Bankruptcy Bonds..................................................-55-
         Reserve Funds.....................................................-55-
         Maintenance of Credit Enhancement.................................-56-
         Reduction or Substitution of Credit Enhancement...................-57-

PURCHASE OBLIGATIONS.......................................................-58-

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
         CLAIMS THEREUNDER.................................................-58-
         Primary Mortgage Insurance Policies...............................-59-
         Hazard Insurance Policies.........................................-60-
         FHA Insurance.....................................................-61-

THE COMPANY................................................................-61-

IMPAC FUNDING CORPORATION..................................................-62-

IMPAC MORTGAGE HOLDINGS, INC...............................................-62-

THE AGREEMENTS.............................................................-62-
         General  .........................................................-62-
         Certain Matters Regarding the Master Servicer
                   and the Company.........................................-63-
         Events of Default and Rights Upon
                  Events of Default........................................-64-
         Amendment.........................................................-66-
         Termination; Retirement of Securities.............................-68-
         The Trustee.......................................................-68-
         Limitations on the Duties of the Trustee..........................-68-
         Certain Matters Regarding the Trustee.............................-69-
         Resignation and Removal of the Trustee............................-69-

YIELD CONSIDERATIONS.......................................................-69-

MATURITY AND PREPAYMENT CONSIDERATIONS.....................................-71-

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS....................................-72-
         Single Family Loans and Multifamily Loans.........................-73-
         Contracts.........................................................-73-
         Foreclosure on Mortgages and Certain Contracts....................-75-
         Repossession with respect to Contracts............................-76-
         Rights of Redemption..............................................-77-
         Anti-Deficiency Legislation and Other
                  Limitations on Lenders...................................-78-
         Environmental Legislation.........................................-79-
         Consumer Protection Laws with respect to
                   Contracts...............................................-80-
         Enforceability of Certain Provisions..............................-81-
         Subordinate Financing.............................................-82-
         Applicability of Usury Laws.......................................-83-
         Alternative Mortgage Instruments..................................-83-
         Formaldehyde Litigation with respect to Contracts.................-84-
         Soldiers' and Sailors' Civil Relief Act of 1940...................-84-
         Junior Mortgages..................................................-85-

FEDERAL INCOME TAX CONSEQUENCES............................................-86-
         REMICS   .........................................................-87-
         Notes    ........................................................-101-
         Grantor Trust Funds..............................................-101-

STATE AND OTHER TAX CONSEQUENCES..........................................-109-

ERISA CONSIDERATIONS......................................................-110-
         Tax Exempt Investors.............................................-113-
         Consultation with Counsel........................................-114-

LEGAL INVESTMENT MATTERS..................................................-114-

USE OF PROCEEDS...........................................................-115-

METHODS OF DISTRIBUTION...................................................-115-

LEGAL MATTERS.............................................................-116-

FINANCIAL INFORMATION.....................................................-116-

RATING   .................................................................-117-

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web Site (http://www.sec.gov.). The Company does not intend to send any financial reports to Securityholders.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.


                           REPORTS TO SECURITYHOLDERS

     The Master Servicer or other designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Offered Securities of the related series. Such information will be provided in accordance with the requirements of recent SEC No-Action Letters. Such information will include, among other things, the following: (i) with respect to each series of Offered Securities, a form 8-K will be filed within fifteen days after the issuance of such series and will include the relevant Pooling Agreement for such series; (ii) pursuant to the Pooling Agreement for the related series, concurrently with each distribution on each distribution date, the holders of each class of Registered Securities will receive a monthly statement setting forth material information pertaining to each distribution, as required by the Pooling Agreement; (iii) for so long as the Pool Insurer, if any, is eligible to use Form S-3 and is making reports pursuant to the Exchange Act, incorporated by reference into the appropriate Monthly Statements, on a quarterly and annual basis, the current financial statements of the Pool Insurer, if any, for such series; (iv) for so long as the Company has a duty to file periodic reports with respect to any Trust Fund and series pursuant to the Exchange Act, a form 8-K will be filed with the Commission within fifteen days after the related distribution to Securityholders of any series is made containing the Monthly Statement; (v) if any monthly (or other periodic) distribution to Securityholders of a series is not made as required by the related Pooling Agreement, or in the event of any material change in the procedures or forms described above for the reports to the Securityholders or Trustee, the Company will file within fifteen days of the due date for such distribution, a Form 8-K responding to Item 5 thereof, to the extent applicable to the related Trust Fund the Registered Securities of such series, describing such failure to make payment or such change in reporting; (vi) within fifteen days under Item 5 of Form 8-K, any matters that have occurred during any month that would be reportable under Item 1, 2, 4 or 5 of Part

II of Form 10-Q, to the extent applicable; (vii) on or prior to 90 days following the Company's fiscal year end, an annual report on Form 10-K containing information required under Items 2, 3, 4, 5, 9, 12, 13 and 14 thereof, to the extent material to the operations of the Trust Fund and required by recent SEC No- Action Letters. The Company will not provide Quarterly Reports on Form 10-Q since pertinent information will be covered in the Form 8-Ks to be filed with the Commission as described above. See "Description of the Securities-Reports to Securityholders."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Impac Secured Assets Corp., 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, or by telephone at (714) 556-0122. The Company has determined that its financial statements will not be material to the offering of any Offered Securities.

                                           SUMMARY OF PROSPECTUS

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF SECURITIES CONTAINED IN THE PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF OFFERED SECURITIES OF SUCH SERIES. CAPITALIZED TERMS USED IN THIS SUMMARY THAT ARE NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS ASCRIBED THERETO ELSEWHERE IN THIS PROSPECTUS. AN "INDEX OF PRINCIPAL DEFINITIONS" INDICATING WHERE CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED APPEARS IN THIS PROSPECTUS BEGINNING ON PAGE 118.

Securities Offered...........................Mortgage pass-through certificates or mortgage-backed notes. The
                                             mortgage pass- through certificates
                                             (the "Offered Certificates") or
                                             mortgage-backed notes (the "Offered
                                             Notes"; the Offered Notes or the
                                             Offered Certificates, the "Offered
                                             Securities") offered hereby and by
                                             the various Prospectus Supplements
                                             with respect hereto will be offered
                                             from time to time in series. The
                                             Offered Securities of each series,
                                             together with any other mortgage
                                             pass-through certificates or
                                             mortgage-backed notes of such
                                             series, are collectively referred
                                             to herein as the "Securities."

Company......................................Impac Secured Assets Corp.,
                                             formerly known as ICIFC Secured
                                             Assets Corp. (the "Company"), is a
                                             wholly-owned subsidiary of Impac
                                             Funding Corporation ("Impac
                                             Funding"), formerly known as ICI
                                             Funding Corporation. See "The
                                             Company" and "Impac Funding
                                             Corporation."

Master Servicer..............................The master servicer (the "Master
                                             Servicer"), if any, for a series of
                                             Securities will be specified in the
                                             related Prospectus Supplement and
                                             may either be an entity not
                                             affiliated with the Company or an
                                             affiliate of the Company, including
                                             Impac Funding, the Company's parent
                                             and a non-consolidating subsidiary
                                             of Impac Mortgage Holdings, Inc.
                                             ("IMH"), formerly known as Imperial
                                             Credit Mortgage Holdings. See
                                             "Impac Funding Corporation,"
                                             "Imperial Credit Mortgage Holdings,
                                             Inc." and "Servicing of Mortgage
                                             Loans--The Master Servicer."

Special Servicer.............................The special servicer (the "Special
                                             Servicer"), if any, for a series of
                                             Securities will be specified, or
                                             the circumstances under which a
                                             Special Servicer will be appointed
                                             will be described, in the related
                                             Prospectus Supplement. Any

                                             Special Servicer may either be an
                                             entity unaffiliated with the
                                             Company or an affiliate of the
                                             Company. See "Servicing of Mortgage
                                             Loans--Special Servicers."

Issuer.......................................With respect to each series of
                                             Notes, the issuer (the "Issuer")
                                             will be the Company or an owner
                                             trust established by it for the
                                             purpose of issuing such series of
                                             Notes. Each such owner trust will
                                             be created pursuant to a trust
                                             agreement (the "Owner Trust
                                             Agreement") between the Company,
                                             acting as depositor, and the Owner
                                             Trustee. Each series of Notes will
                                             represent indebtedness of the
                                             Issuer and will be issued pursuant
                                             to an indenture between the Issuer
                                             and the Trustee (the "Indenture")
                                             whereby the Issuer will pledge the
                                             Trust Fund to secure the Notes
                                             under the lien of the Indenture. As
                                             to each series of Notes where the
                                             Issuer is an owner trust, the
                                             ownership of the Trust Fund will be
                                             evidenced by certificates (the
                                             "Equity Certificates") issued under
                                             the Owner Trust Agreement, which
                                             are not offered hereby. The Notes
                                             will represent nonrecourse
                                             obligations solely of the Issuer,
                                             and the proceeds of the Trust Fund
                                             will be the sole source of payments
                                             on the Notes, except as described
                                             herein under "Description of Credit
                                             Enhancement" and in the related
                                             Prospectus Supplement.

Trustees.....................................The trustee or indenture trustee
                                             (each, the "Trustee") for each
                                             series of Certificates and Notes,
                                             respectively, will be named in the
                                             related Prospectus Supplement. The
                                             Owner Trustee (the "Owner Trustee")
                                             for each series of Notes will be
                                             named in the related Prospectus
                                             Supplement. See "The
                                             Agreements--The Trustee."

The Securities...............................Each series of Securities will include one or more classes of
                                             Securities which will represent
                                             either (i) with respect to each
                                             series of Certificates, in the
                                             aggregate the entire beneficial
                                             ownership interest in, or (ii) with
                                             respect to each series of Notes,
                                             indebtedness of, a segregated pool
                                             of Mortgage Loans (exclusive of any
                                             portion of interest payments (the
                                             "Spread") relating to each Mortgage
                                             Loan retained by the Company or any
                                             of its affiliates) or interests
                                             therein (which may include Mortgage
                                             Securities as defined herein), and
                                             certain other assets as described
                                             below

                                             (collectively, a "Trust Fund"), and
                                             will be issued pursuant to either
                                             (i) with respect to each series of
                                             Certificates, a pooling and
                                             servicing agreement or other
                                             agreement specified in the related
                                             Prospectus Supplement (in either
                                             case, a "Pooling Agreement") or
                                             (ii) with respect to each series of
                                             Notes, an indenture specified in
                                             the related Prospectus Supplement
                                             (the "Indenture"). Except for
                                             certain Strip Securities and REMIC
                                             Residual Certificates (each as
                                             hereinafter described), each series
                                             of Securities, or class of
                                             Securities in the case of a series
                                             consisting of two or more classes,
                                             will have a stated principal
                                             balance and will be entitled to
                                             distributions of interest based on
                                             a specified interest rate or rates
                                             (each, a "Security Interest Rate").
                                             The Security Interest Rate of each
                                             Security offered hereby will be
                                             stated in the related Prospectus
                                             Supplement as the "Pass-Through
                                             Rate" with respect to a Certificate
                                             and the "Note Interest Rate" with
                                             respect to a Note. Each series or
                                             class of Securities may have a
                                             different Security Interest Rate,
                                             which may be a fixed, variable or
                                             adjustable Security Interest Rate,
                                             or any combination of two or more
                                             such Security Interest Rates. The
                                             related Prospectus Supplement will
                                             specify the Security Interest Rate
                                             or Rates for each series or class
                                             of Securities, or the initial
                                             Security Interest Rate or Rates and
                                             the method for determining
                                             subsequent changes to the Security
                                             Interest Rate or Rates.

                                             A series may include one or more
                                             classes of Securities ("Strip
                                             Securities") entitled (i) to
                                             principal distributions, with
                                             disproportionate, nominal or no
                                             interest distributions, or (ii) to
                                             interest distributions, with
                                             disproportionate, nominal or no
                                             principal distributions. In
                                             addition, a series may include two
                                             or more classes of Securities which
                                             differ as to timing, sequential
                                             order, priority of payment,
                                             pass-through rate or amount of
                                             distributions of principal or
                                             interest or both, or as to which
                                             distributions of principal or
                                             interest or both on any class may
                                             be made upon the occurrence of
                                             specified events, in accordance
                                             with a schedule or formula, or on
                                             the basis of collections from
                                             designated portions of the Mortgage
                                             Pool, which series may include one
                                             or more classes of Securities
                                             ("Accrual Securities"), as to
                                             which certain accrued interest will
                                             not be distributed but rather will
                                             be added to the principal balance
                                             thereof on each Distribution Date,
                                             as hereinafter defined, in the
                                             manner described in the related
                                             Prospectus Supplement.

                                             If so provided in the related
                                             Prospectus Supplement, a series of
                                             Securities may include one or more
                                             classes of Securities
                                             (collectively, the "Senior
                                             Securities") which are senior to
                                             one or more classes of Securities
                                             (collectively, the "Subordinate
                                             Securities") in respect of certain
                                             distributions of principal and
                                             interest and allocations of losses
                                             on Mortgage Loans. In addition,
                                             certain classes of Senior (or
                                             Subordinate) Securities may be
                                             senior to other classes of Senior
                                             (or Subordinate) Securities in
                                             respect of such distributions or
                                             losses. As to each series of
                                             Certificates, one or more elections
                                             may be made to treat the related
                                             Trust Fund or a designated portion
                                             thereof as a "real estate mortgage
                                             investment conduit" or "REMIC" as
                                             defined in the Internal Revenue
                                             Code of 1986, as amended (the
                                             "Code"). See "Description of the
                                             Securities."

                                             The Securities will not be
                                             guaranteed or insured by any
                                             governmental agency or
                                             instrumentality, by the Company,
                                             the Master Servicer or any of their
                                             respective affiliates or by any
                                             other person, unless otherwise
                                             specified in the related Prospectus
                                             Supplement.

The Mortgage Pools...........................Each Trust Fund will consist primarily of a segregated pool (a
                                             "Mortgage Pool") of mortgage loans
                                             and/or manufactured housing
                                             conditional sales and installment
                                             loan agreements (collectively, the
                                             "Mortgage Loans"). Each Mortgage
                                             Loan will be secured by a first or
                                             junior lien on or security interest
                                             in (i) a one- to four-family
                                             residential property, (ii) a
                                             residential property consisting of
                                             five or more rental or
                                             cooperatively owned dwelling units
                                             or (iii) a new or used manufactured
                                             home (each, a "Mortgaged
                                             Property"). The Mortgaged
                                             Properties may be located in any
                                             one of the 50 states, the District
                                             of Columbia or the Commonwealth of
                                             Puerto Rico. For a description of
                                             the types of Mortgage Loans that
                                             may be included in the Mortgage
                                             Pools, see "The Mortgage Pools--The
                                             Mortgage Loans."

                                             The Mortgage Loans will not be
                                             guaranteed or insured by the
                                             Company, any of its affiliates or,
                                             unless otherwise specified in the
                                             related Prospectus Supplement, by
                                             any governmental agency or
                                             instrumentality or any other
                                             person.

                                             If specified in the related
                                             Prospectus Supplement, Mortgage
                                             Loans which are converting or
                                             converted from an adjustable-rate
                                             to a fixed-rate or certain Mortgage
                                             Loans for which the Mortgage Rate
                                             has been reset may be repurchased
                                             by the Company or purchased by the
                                             related Master Servicer, the
                                             applicable Seller or another party,
                                             or a designated remarketing agent
                                             will use its best efforts to
                                             arrange the sale thereof as further
                                             described herein under "The
                                             Mortgage Pools--The Mortgage
                                             Loans."

                                             If so specified in the related
                                             Prospectus Supplement, some
                                             Mortgage Loans may be delinquent or
                                             non-performing as of the date of
                                             their deposit in the related Trust
                                             Fund.

                                             If specified in the related
                                             Prospectus Supplement, a Trust Fund
                                             may include or consist solely of
                                             mortgage participations or
                                             pass-through securities evidencing
                                             interests in Mortgage Loans
                                             ("Mortgage Securities"), as
                                             described herein. See "The Mortgage
                                             Pools--General" herein.

                                             Each Mortgage Loan and Mortgage
                                             Security included in a Trust Fund
                                             will have been selected by the
                                             Company from among those purchased,
                                             either directly or indirectly, from
                                             a prior holder thereof (a
                                             "Seller"), which prior holder may
                                             or may not be the originator of
                                             such Mortgage Loan or the issuer of
                                             such Mortgage Security and may be
                                             an affiliate of the Company. A
                                             Mortgage Security included in a
                                             Trust Fund, however, may also have
                                             been issued previously by the
                                             Company or an affiliate thereof.

                                             A Current Report on Form 8-K will
                                             be available upon request to
                                             purchasers of the Offered
                                             Securities of the related series
                                             and will be filed, together with
                                             the related Pooling Agreement, with
                                             respect to each series of
                                             Certificates, and the related
                                             Servicing Agreement, Owner Trust
                                             Agreement and

                                             Indenture, with respect to each
                                             series of Notes, with the
                                             Securities and Exchange Commission
                                             within fifteen days after such
                                             initial issuance.

Interest Distributions.......................Except as otherwise specified in the related Prospectus Supplement,
                                             interest on each class of Offered
                                             Securities of each series, other
                                             than Strip Securities or Accrual
                                             Securities (prior to the time when
                                             accrued interest becomes payable
                                             thereon), will accrue at the
                                             applicable Security Interest Rate
                                             (which may be a fixed, variable or
                                             adjustable rate or any combination
                                             thereof) on such class's principal
                                             balance outstanding from time to
                                             time and will be remitted on the
                                             25th day (or, if such day is not a
                                             business day, on the next
                                             succeeding business day) of each
                                             month, commencing with the month
                                             following the month in which the
                                             Cut- off Date (as defined in the
                                             applicable Prospectus Supplement)
                                             occurs (each, a "Distribution
                                             Date"). Distributions, if any, with
                                             respect to interest on Strip
                                             Securities will be calculated and
                                             made on each Distribution Date as
                                             described herein under "Description
                                             of the Securities--Distribution of
                                             Interest and Principal on the
                                             Securities" and in the related
                                             Prospectus Supplement. Interest
                                             that has accrued but is not yet
                                             payable on any Accrual Securities
                                             will be added to the principal
                                             balance of such class on each
                                             Distribution Date, and will
                                             thereafter bear interest.
                                             Distributions of interest with
                                             respect to one or more classes of
                                             Offered Securities (or, in the case
                                             of a class of Accrual Securities,
                                             accrued interest to be added to the
                                             principal balance thereof) may be
                                             reduced as a result of the
                                             occurrence of certain delinquencies
                                             not covered by advances, losses,
                                             prepayments and other contingencies
                                             described herein and in the related
                                             Prospectus Supplement. See "Yield
                                             Considerations" and "Description of
                                             the Securities--Distributions of
                                             Interest and Principal on the
                                             Securities."

   Principal Distributions...................Except as otherwise specified in the related Prospectus Supplement,
                                             principal distributions on the
                                             Securities of each series will be
                                             payable on each Distribution Date,
                                             commencing with the Distribution
                                             Date in the month following the
                                             month in which the Cut-off Date
                                             occurs, to the holders of the
                                             Securities of such series, or of
                                             the class or classes of Securities
                                             then
                                             entitled thereto, on a pro rata
                                             basis among all such Securities or
                                             among the Securities of any such
                                             class, in proportion to their
                                             respective outstanding principal
                                             balances, or in the priority and
                                             manner otherwise specified in the
                                             related Prospectus Supplement.
                                             Strip Securities with no principal
                                             balance will not receive
                                             distributions in respect of
                                             principal. Distributions of
                                             principal with respect to any
                                             series of Securities, or with
                                             respect to one or more classes
                                             included therein, may be reduced to
                                             the extent of certain delinquencies
                                             not covered by advances or losses
                                             not covered by the applicable form
                                             of credit enhancement. See "The
                                             Mortgage Pools," "Maturity and
                                             Prepayment Considerations" and
                                             "Description of the Securities."

Credit Enhancement...........................If so specified in the Prospectus
                                             Supplement, the Trust Fund with
                                             respect to any series of Securities
                                             may include any one or any
                                             combination of a letter of credit,
                                             mortgage pool insurance policy,
                                             special hazard insurance policy,
                                             bankruptcy bond, reserve fund or
                                             other type of credit support to
                                             provide partial coverage for
                                             certain defaults and losses
                                             relating to the Mortgage Loans.
                                             Credit support also may be provided
                                             in the form of subordination of one
                                             or more classes of Securities in a
                                             series under which losses are first
                                             allocated to any Subordinate
                                             Securities up to a specified limit.
                                             With respect to any series of
                                             Notes, the related Equity
                                             Certificates, insofar as they
                                             represent the beneficial ownership
                                             interest in the Issuer, will be
                                             subordinate to the related Notes.
                                             Unless otherwise specified in the
                                             related Prospectus Supplement, any
                                             form of credit enhancement will
                                             have certain limitations and
                                             exclusions from coverage
                                             thereunder, which will be described
                                             in the related Prospectus
                                             Supplement. Losses not covered by
                                             any form of credit enhancement will
                                             be borne by the holders of the
                                             related Securities (or certain
                                             classes thereof). The amount and
                                             types of coverage, the
                                             identification of any entity
                                             providing the coverage, the terms
                                             of any subordination and related
                                             information will be set forth in
                                             the Prospectus Supplement relating
                                             to a series of Securities. See
                                             "Description of Credit
                                             Enhancement."

Advances.....................................If and to the extent described in the related Prospectus Supplement,
                                             and subject to any limitations
                                             specified therein, the Master
                                             Servicer for any Trust Fund will be
                                             obligated to make, or have the
                                             option of making, certain advances
                                             with respect to delinquent
                                             scheduled payments on the Mortgage
                                             Loans in such Trust Fund. Any such
                                             advance made by the Master Servicer
                                             with respect to a Mortgage Loan is
                                             recoverable by it as described
                                             herein under "Description of the
                                             Securities--Advances" either from
                                             recoveries on or in respect of the
                                             specific Mortgage Loan or, with
                                             respect to any advance subsequently
                                             determined to be nonrecoverable
                                             from recoveries on or in respect of
                                             the specific Mortgage Loan, out of
                                             funds otherwise distributable to
                                             the holders of the related series
                                             of Securities, which may include
                                             the holders of any Senior
                                             Securities of such series. If and
                                             to the extent provided in the
                                             Prospectus Supplement for a series
                                             of Securities, the Master Servicer
                                             will be entitled to receive
                                             interest on its advances for the
                                             period that they are outstanding
                                             payable from amounts in the related
                                             Trust Fund. As specified in the
                                             Prospectus Supplement with respect
                                             to any series of Securities as to
                                             which the Trust Fund includes
                                             Mortgage Securities, the advancing
                                             obligations in respect of the
                                             underlying Mortgage Loans will be
                                             pursuant to the terms of such
                                             Mortgage Securities, as may be
                                             supplemented by the terms of the
                                             applicable Pooling Agreement, and
                                             may differ from the provisions
                                             described herein.

Optional Termination.........................The Master Servicer, the Company
                                             or, if specified in the related
                                             Prospectus Supplement, the holder
                                             of the residual interest in a REMIC
                                             with respect to a series of
                                             Certificates or the holder of the
                                             Equity Certificates with respect to
                                             a series of Notes, may at its
                                             option either (i) effect early
                                             retirement of a series of
                                             Securities through the purchase of
                                             the assets in the related Trust
                                             Fund or (ii) purchase, in whole but
                                             not in part, the Securities
                                             specified in the related Prospectus
                                             Supplement; in each case under the
                                             circumstances and in the manner set
                                             forth herein under "The Pooling
                                             Agreement-- Termination; Retirement
                                             of Securities" and in the related
                                             Prospectus Supplement.

Legal Investment.............................At the date of issuance, as to each series, each class of Offered
                                             Securities will be rated at the
                                             request of the Company in one of
                                             the four highest rating categories
                                             by one or more nationally
                                             recognized statistical rating
                                             agencies (each, a "Rating Agency").
                                             Unless otherwise specified in the
                                             related Prospectus Supplement, each
                                             class of Offered Securities that is
                                             rated in one of the two highest
                                             rating categories by at least one
                                             Rating Agency will constitute
                                             "mortgage related securities" for
                                             purposes of the Secondary Mortgage
                                             Market Enhancement Act of 1984
                                             ("SMMEA"). Investors whose
                                             investment authority is subject to
                                             legal restrictions should consult
                                             their own legal advisors to
                                             determine whether and to what
                                             extent the Offered Securities of
                                             any series constitute legal
                                             investments for them. See "Legal
                                             Investment Matters."

ERISA Considerations.........................A fiduciary of an employee benefit plan and certain other retirement
                                             plans and arrangements, including
                                             individual retirement accounts and
                                             annuities, Keogh plans, and
                                             collective investment funds and
                                             separate accounts in which such
                                             plans, accounts, annuities or
                                             arrangements are invested, that is
                                             subject to the Employee Retirement
                                             Income Security Act of 1974, as
                                             amended ("ERISA"), or Section 4975
                                             of the Code (each, a "Plan") should
                                             carefully review with its legal
                                             advisors whether the purchase or
                                             holding of Offered Securities could
                                             give rise to a transaction that is
                                             prohibited or is not otherwise
                                             permissible either under ERISA or
                                             Section 4975 of the Code. Investors
                                             are advised to consult their
                                             counsel and to review "ERISA
                                             Considerations" herein and in the
                                             related Prospectus Supplement.

Federal Income Tax Consequences..............Offered Certificates of each series of Certificates will constitute
                                             either (i) interests ("Grantor
                                             Trust Certificates") in a Trust
                                             Fund treated as a grantor trust
                                             under applicable provisions of the
                                             Code, or (ii) "regular interests"
                                             ("REMIC Regular Certificates") or
                                             "residual interests" ("REMIC
                                             Residual Certificates") in a Trust
                                             Fund, or a portion thereof, treated
                                             as a REMIC under Sections 860A
                                             through 86OG of the Code. Offered
                                             Notes of each series of Notes will
                                             represent indebtedness of the
                                             related Trust Fund.

                                             Investors are advised to consult
                                             their tax advisors as to the tax
                                             consequences of an investment in
                                             the Securities in light of each
                                             investor's individual circumstances
                                             and to review "Federal Income Tax
                                             Consequences" herein and in the
                                             related Prospectus Supplement for a
                                             general discussion of material tax
                                             matters related to the Securities.
                                             Such discussion, to the extent it
                                             relates to matters of law or legal
                                             conclusions with respect thereto,
                                             represents the opinion of counsel
                                             to the Company, subject to any
                                             qualifications set forth therein.
                                             See "Federal Income Tax
                                             Consequences."

Ratings......................................It is a condition to the issuance of any class of Offered Securities
                                             that they shall have been rated not
                                             lower than investment grade, that
                                             is, in one of the four highest
                                             rating categories, by at least one
                                             Rating Agency. Ratings on mortgage
                                             pass-through Securities address the
                                             likelihood of receipt by the
                                             holders thereof of all collections
                                             on the underlying mortgage assets
                                             to which such holders are entitled.
                                             These ratings address the
                                             structural, legal and issuer-
                                             related aspects associated with
                                             such Securities, the nature of the
                                             underlying mortgage assets and the
                                             credit quality of the guarantor, if
                                             any. Ratings on mortgage
                                             pass-through Securities do not
                                             represent any assessment of the
                                             likelihood of principal prepayments
                                             by borrowers or of the degree by
                                             which such prepayments might differ
                                             from those originally anticipated.
                                             As a result, Securityholders might
                                             suffer a lower than anticipated
                                             yield, and, in addition, holders of
                                             stripped interest Securities in
                                             extreme cases might fail to recoup
                                             their initial investments.

Listing Application..........................The Company does not currently intend to make an application to
                                             list the Offered Securities on a
                                             national securities exchange or to
                                             quote the Offered Securities in the
                                             automated quotation system of a
                                             registered securities association.

Risk Factors.................................There are material risks associated with an investment in the
                                             Securities. See "Risk Factors"
                                             beginning on page __ herein and on
                                             page S-__ of the Prospectus
                                             Supplement for a discussion of
                                             significant matters affecting
                                             investments in the Securities.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Offered Securities:

     LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Offered Securities of any series will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Offered Securities of any series. The Prospectus Supplement for any series of Offered Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities, however no underwriter will be obligated to do so. The Offered Securities will not be listed on any securities exchange.

     LIMITED OBLIGATIONS. The Offered Securities will not represent an interest in or obligation of the Company, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Securities, the Mortgage Loans or any Mortgage Securities will be the obligations (if any) of the Company pursuant to certain limited representations and warranties made with respect to the Mortgage Loans or Mortgage Securities, the Master Servicer's servicing obligations under the related Pooling Agreement or Servicing Agreement, as applicable (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans) and pursuant to the terms of any Mortgage Securities, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a Purchase Obligation or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans or Mortgage Securities will be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates or by any other person. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Mortgage Loans or Mortgage Securities and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Company, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. With respect to each series of Securities, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Securities of the same series; a Letter of Credit; a Purchase Obligation; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Securities (or certain classes thereof). The Company, the Master Servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if each applicable Rating Agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Company, the Master Servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" herein.

     RISKS OF DECLINING PROPERTY VALUES AND HIGH LOAN-TO-VALUE RATIOS. An investment in securities such as the Securities which generally represent interests in mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged Properties subject to high Loan-to-Value Ratios are at greater risk since such properties initially have less equity than Mortgaged Properties with low Loan-to-Value ratios and therefore a decline in property values could dissipate equity more quickly. Delinquencies, foreclosures and losses due to declining values of Mortgaged Properties, especially those with high Loan-to-Value Ratios, would cause losses to the Trust and, to the extent not covered by credit enhancement, would adversely affect the yield to maturity on the Securities.

     RISKS OF NEGATIVELY AMORTIZING LOANS. In the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by any reserve fund or instrument of credit enhancement in the related Trust Fund, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans.

     RISKS OF BUYDOWN MORTGAGE LOANS. Certain of the Mortgage Loans contained in a Mortgage Pool may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Securities--Certificate Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period. The inability of a Mortgagor to make such larger monthly payments could lead to losses on the Mortgage Loans, and to the extent not covered by credit enhancement, may adversely affect the yield to maturity on the Securities.

     GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available.

     RISKS OF LOANS WITH BALLOON PAYMENTS. Certain of the Mortgage Loans included in a Trust Fund, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws.

     RISKS OF LENDING ON NON-OWNER OCCUPIED PROPERTIES. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.


     Mortgage Loans made on the security of Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

     RISKS OF NON-CONFORMING LOANS. Mortgage Loans to be included in a Mortgage Pool may be non-conforming Mortgage Loans. Non-conforming Mortgage Loans are Mortgage Loans that do not qualify for purchase by government sponsored agencies such as Fannie Mae and Freddie Mac due to credit characteristics that to not satisfy such Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae and Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming Mortgage Loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming Mortgage Loans and non-conforming Mortgage Loans include the applicable Loan-to-Value Ratios, the credit and income histories of the related Mortgagors, the documentation required for approval of the related Mortgage Loans, the types of properties securing the Mortgage Loans, the loan sizes and the Mortgagors' occupancy status with respect to the Mortgaged Properties. As a result of these and other factors, the interest rates charged on non-conforming Mortgage Loans are often higher than those charged for conforming Mortgage Loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming Mortgage Loans as compared to conforming Mortgage Loans.

     RISKS OF HIGH LTV LOANS. Some or all of the Mortgage Loans included in any Trust Fund may be High LTV Loans. High LTV Loans with Combined Loan-to-Value Ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such Mortgage Loans go into foreclosure and are liquidated, there may be no amounts recovered from the related Mortgaged Property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current Combined Loan-to-Value Ratio of the related Mortgage Loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Securities.

     RISKS OF UNDERWRITING STANDARDS OF UNAFFILIATED SELLERS. Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described herein under "The Mortgage Pools--Underwriting Standards" as more particularly described in the underwriting criteria included in the related Prospectus Supplement. Nevertheless, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was completed by the Company or any of its affiliates. To the extent the Mortgage Loans cannot be re-underwritten or the underwriting criteria cannot be verified, the Mortgage Loans might suffer losses greater than they would had they been directly underwritten by the Company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of the Securities.

     RISKS ASSOCIATED WITH LIMITED OR NO DOCUMENTATION LOANS. Mortgage Loans to be included in a Mortgage Pool may have been originated in accordance with underwriting standards that require documentation from Mortgagors that is more limited than that required under standard loan underwriting programs or that require no documentation from Mortgagors. Such programs rely on a combination of independent credit ratings, asset evaluations, collateral value, work history, and lower Loan-to Value Ratios. Such Mortgage Loans could experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than Mortgage Loans originated in accordance with underwriting standards that require full documentation.

     RISKS ASSOCIATED WITH JUNIOR LIEN MORTGAGE LOANS. Certain of the Mortgage Pools may contain Mortgage Loans secured by junior liens and the related senior liens may not be included in the Mortgage Pool. An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties securing the Mortgage Loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the Mortgaged Properties. Since Mortgage Loans secured by junior (i.e., second, third, etc.) lines are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value oat the time the junior lien Mortgage Loan was originated. As a result, the Loan-to-Value Ratio may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the related Mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

     Other factors may affect the prepayment rate of junior lien Mortgage Loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien Mortgage Loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien Mortgage Loans for federal income tax purposes may further increase the rate of prepayments on such junior lien Mortgage Loans.

     RISKS OF NONPERFECTION OF SECURITY INTERESTS. Any Contract included in a Mortgage Pool will be secured by a security interest in a Manufactured Home. Perfection of security interests in Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the UCC as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. In the event the Master Servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect such a security interest, the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. Additionally, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a Manufactured Home securing a Contract could lead to losses that may adversely affect the yield to maturity of the Securities.

     RISKS RELATING TO LIQUIDATION OF MORTGAGED PROPERTIES. Substantial delays can be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable credit enhancement, Securityholders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

     ENVIRONMENTAL RISKS. The Mortgaged Properties are subject to certain environmental risks. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operation knew of, or was responsible for, the presence of such hazardous or toxic substances. A lender also risks such liability on foreclosure of the mortgage on such property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to sell such property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, Mortgage Loans contained in a Mortgage Pool may be secured by Mortgaged Properties in violation of environmental laws, ordinances or regulations. The Master Servicer is generally prohibited from foreclosing on a Mortgaged Property unless it has taken adequate steps to ensure environmental compliance with respect to such Mortgaged Property. However, to the extent the Master Servicer errs and forecloses on Mortgaged Property that is subject to environmental law violations, and to the extent a Seller does not provide adequate representations and warranties against such violations, or is unable to honor such obligations, including the obligation to repurchase a Mortgage Loan upon the breach of a representation or warranty, a Mortgage Pool could experience losses.

     LIMITED NATURE OF RATINGS. It is a condition to the issuance of the Securities that each series of Securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate, and accordingly, there can be no assurance that the ratings assigned to any Certificate on the date on which such Certificate is originally issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. in the event any rating is revised or withdrawn, the liquidity or the market value of the related Certificate may be adversely affected. See "Rating" herein.

     LIMITED REPRESENTATIONS BY AND AGAINST THE SELLER. Each Seller will have made representations and warranties in respect of the Mortgage Loans and/or Mortgage Securities sold by such Seller and evidenced by a series of Securities. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan or Mortgage Security, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan or Mortgage Security as described below. However, there can be no assurance that a Seller will honor its obligation to cure, repurchase or, if permitted, replace any Mortgage Loan or Mortgage Security as to which such a breach of a representation or warranty arises. A Seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of the Securities.

     In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans and/or Mortgage Securities, the Master Servicer may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans and/or Mortgage Securities. Any such settlement could lead to losses on the Mortgage Loans and/or Mortgage Securities which would be borne by the related Securities. Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan or Mortgage Security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. Any Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Securities.

     All of the representations and warranties of a Seller in respect of a Mortgage Loan or Mortgage Security will have been made as of the date on which such Mortgage Loan or Mortgage Security was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Mortgage Security by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Mortgage Security, as the case may be. The occurrence of events during this period that are not covered by a Seller's purchase obligation could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of the Securities.

     SUBORDINATION OF CERTAIN CLASSES OF SECURITIES. Credit support for a particular series of Securities may be provided in the form of subordination of one or more classes of Securities in a series under which losses are first allocated to any Subordinate Securities up to a specified limit. Losses not covered by any form of credit enhancement will be borne by the holders of the related Securities (or certain classes thereof). Therefore, in the event of substantial losses in any Mortgage Pool, such losses may be borne by such holders.

     BOOK ENTRY REGISTRATION MAY AFFECT LIQUIDITY. Because transfers and pledges of DTC Registered Securities can be effected only through book entries at DTC through Participants, the liquidity of the secondary market for DTC Registered Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of DTC and the ability to pledge DTC Registered Securities may be limited due to the lack of a physical certificate. Beneficial Owners of DTC Registered Securities may, in certain cases experience delay in the receipt of payments of principal and interest such payments will be forwarded by the related Trustee to DTC who will then forward payment to the Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of DTC or a Participant in whose name DTC Registered Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage is otherwise unavailable) ultimate payment of principal and interest on DTC Registered Securities may be impaired.

     YIELD TO MATURITY MAY VARY. The yield to maturity of the Offered Securities of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the related Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. In addition, to the extent amounts in any Pre-Funding Account have not been used to purchase additional Mortgage Loans, holders of the Securities may receive an additional prepayment. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.

     ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Securities of any series. See "ERISA Considerations."

     FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES. Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

     RISKS OF OPTIONAL TERMINATION. The Master Servicer or the Company will have the option to purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Securities or at any time thereafter, at the option of the Master Servicer or the Company, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Securities and the termination of the Trust Fund, or the Securities so purchased may be held or resold by the Master Servicer or the Company.

     Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer or the Company at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, and will be subject to the aggregate principal balance of the Mortgage Loans and/or Mortgage Securities in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Securityholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or Mortgage Securities at the Cut-off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such early retirement. A Trust Fund may also be terminated and the Securities retired upon the Master Servicer's determination, based upon an opinion of counsel, that the REMIC status of the Trust Fund has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. The termination of a Trust Fund and the early retirement of Securities by the Master Servicer or the Company may adversely affect the yield to holders of certain classes of such Securities.

                               THE MORTGAGE POOLS

GENERAL

     Each Mortgage Pool will consist primarily of Mortgage Loans, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company. The Mortgage Loans may consist of Single Family Loans, Multifamily Loans and Contracts, each as described below.

     The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units (a "Single Family Property" and the related loans, "Single Family Loans"), which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home. The Mortgaged Properties for such loans may also consist of residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or projects ("Multifamily Properties" and the related loans, "Multifamily Loans").

     The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its Mortgage Rate. Unless specified otherwise in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to maturity of 5 to 40 years. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the Mortgage Rate on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.

     Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

     The Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality or other person. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA Loans"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance."

     A Mortgage Pool may include Mortgage Loans that are delinquent or non-performing as of the date the related series of Securities is issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance and any other information relevant for a prospective purchaser to make an investment decision.

     Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from affiliates of the Company, including Impac Funding and IMH (collectively "Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

     Under certain circumstances, the Mortgage Loans to be included in a Mortgage Pool will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Securities (a "Designated Seller Transaction"). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company or, unless it is the Seller, Impac Funding or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

     If specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include mortgage participations and pass-through Securities evidencing interests in Mortgage Loans ("Mortgage Securities"), as described herein. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Securities offered hereunder. As to any such series of Securities, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Mortgage Loans underlying such Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to such series. To the extent the issuance of such Mortgage Securities has been registered under the Exchange Act, the underlying securities will be registered and the underlying issuer will be a reporting entity pursuant to Sections 12 or 15d) of the Exchange Act. Additionally, the material terms of such underlying securities will be disclosed in the related Prospectus Supplement. Furthermore, the Company will include only Mortgage Securities acquired in the secondary market and not in a public offering of such securities.

THE MORTGAGE LOANS

     Each of the Mortgage Loans will be a type of mortgage loan described or referred to in paragraphs numbered (1) through (8) below, with any variations thereto described in the related Prospectus Supplement:

             (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

             (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 25 or 30 years;

             (3) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original or modified term to maturity of not more than approximately 25 or 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially either three months, six months or one, three, five or seven years subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index.(1) The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than six to ten years subsequent to the initial payment date;

             (4) Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 25 or 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan;

             (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

             (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 25 or 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan;

             (7) Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs numbered (1) through
     (6), calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term; or

             (8) Another type of mortgage loan having terms substantially similar to those described in one or more of the preceding paragraphs numbered (1) through (7) as described in the related Prospectus Supplement.

     If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Single Family and Multifamily Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that
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             (1) The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) another index substantially similar to the indexes described in (i) through (v) above as described in the related Prospectus Supplement.

adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
(ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty"). A Multifamily Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related Mortgaged Property (an "Equity Participation"). If the holders of any class or classes of Offered Securities of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each series of Securities, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination), plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property securing a Single Family or Multifamily Mortgage Loan will generally be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Single Family or Multifamily Loans, unless otherwise specified in the related Prospectus Supplement, the "Value" of the related Mortgaged Property will be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements. Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing.

     The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter. In addition, certain or all of the Single Family Loans may have Loan-to-Value Ratios in excess of 80% and as high as 125% and will not be insured by a Primary Insurance Policy (such Mortgage Loans, "High LTV Loans").

     If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company, the related Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

     If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Securities--Certificate Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period.

     The Prospectus Supplement for each series of Securities will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Securities will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to
(i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans,
(x) the number of Buydown Mortgage Loans, if applicable, and (xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable. A Current Report on Form 8-K will be available upon request to holders of the related series of Securities and will be filed, together with the related Pooling Agreement, with respect to each series of Certificates, or the related Servicing Agreement, Trust Agreement and Indenture, with respect to each series of Notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K.

     The Company will cause the Mortgage Loans constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned, without recourse, to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. Except to the extent that servicing of any Mortgage Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Pooling Agreement or Servicing Agreement and will receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling Agreement or Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling Agreement or Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage Loans--Subservicers," and "Description of the Securities--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Securities--Advances") or pursuant to the terms of any Mortgage Securities.

UNDERWRITING STANDARDS

     Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans, as well as Mortgage Loans underlying Mortgage Securities, will generally have been originated or acquired in accordance with underwriting standards acceptable to the Company or alternative underwriting criteria. The underwriting standards for the Mortgage Loans included in each Mortgage Pool are described below and in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was done by the Company or any of its affiliates.

     Unless otherwise specified in the related Prospectus Supplement, the underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

     The primary considerations in underwriting a Single Family Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to- Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

     High LTV Loans are underwritten with an emphasis on the creditworthiness of the related Mortgagor. Such Mortgage Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property.

     In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus

Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

     It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies will generally be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

     Unless otherwise specified in the related Prospectus Supplement, Mortgaged Properties will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Single Family Properties, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Unless otherwise specified in the related Prospectus Supplement, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the Federal National Mortgage Association ("Fannie Mae") and/or the Federal Home Loan Mortgage Corporation ("Freddie Mac").

     Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value for a Multifamily Property. As stated above, appraised values of Multifamily Properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from such approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".

     With respect to any FHA Loan the Mortgage Loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance".

     To the extent available, the related Prospectus Supplement will include delinquency and foreclosure experience for the applicable Seller(s) and/or Master Servicer.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the "Housing Act"). Except with respect to Designated Seller Transactions or unless otherwise specified in the related Prospectus Supplement, each Seller must satisfy certain criteria as to financial stability evaluated on a case-by-case basis by the Company. These criteria include, but are not limited to requirements that each Seller must (i) be properly licensed to originate and sell loans; (ii) have been conducting business for a pre-determined time period; (iii) meet minimum net worth standards; (iv) maintain insurance at pre-determined levels of coverage; and (v) be in "good standing" with governmental licensing and revenue collection agencies.

REPRESENTATIONS BY SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will have made representations and warranties in respect of the Mortgage Loans and/or Mortgage Securities sold by such Seller and evidenced by a series of Securities. In the case of Mortgage Loans, such representations and warranties will generally include, among other things, that as to each such Mortgage Loan: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Company; (ii) with respect to each Mortgage Loan other than a Contract, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Company or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from damage and in good repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 30 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a Primary Insurance Policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects. In the case of Mortgage Securities, such representations and warranties will generally include, among other things, that as to each such Mortgage Security: (i) such Mortgage Security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (ii) the Seller has good title to such Mortgage Security. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan or Mortgage Security, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan or Mortgage Security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any Mortgage Loan or Mortgage Security as to which such a breach of a representation or warranty arises.

     All of the representations and warranties of a Seller in respect of a Mortgage Loan or Mortgage Security will have been made as of the date on which such Mortgage Loan or Mortgage Security was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Mortgage Security by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Mortgage Security, as the case may be. Unless otherwise specified in the related Prospectus Supplement, the only representations and warranties to be made for the benefit of holders of Securities in respect of any related Mortgage Loan or Mortgage Security relating to the period commencing on the date of sale of such Mortgage Loan or Mortgage Security by the Seller to or on behalf of the Company will be certain limited representations of the Company and the Master Servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

     The Company will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it purchased a Mortgage Loan or Mortgage Security from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan or Mortgage Security and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan or Mortgage Security which materially and adversely affects the interests of the Securityholders therein within a specified period after having discovered or received notice of such breach, then, unless otherwise specified in the related Prospectus Supplement, such Seller will be obligated to purchase such Mortgage Loan or Mortgage Security at a price (the "Purchase Price") set forth in the related Pooling Agreement or Servicing Agreement which Purchase Price will generally be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate or pass-through rate, as applicable (net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

     Unless otherwise specified in the related Prospectus Supplement, as to any Mortgage Loan required to be purchased by an Affiliated Seller as provided above, rather than repurchase the Mortgage Loan, the Seller will be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, with respect to a series of Certificates for which no REMIC election is to be made, such substitution must be effected within 120 days of the date of the initial issuance of the related series of Securities with respect to a Trust Fund for which no REMIC election is to be made. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the related series of Securities, and may not be made if such substitution would cause the Trust Fund, or any portion thereof, to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution,
(i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the Master Servicer in the month of substitution for distribution to the Securityholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) comply with all of the representations and warranties made by such Affiliated Seller as of the date of substitution, and
(vi) except in the case of High LTV Loans, be covered under a primary insurance policy if such Mortgage Loan has a Loan-to-Value Ratio greater than 80%. The related purchase agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, an Unaffiliated Seller will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty, and neither an Affiliated Seller nor an Unaffiliated Seller will have any option to substitute for a Mortgage Security that it is obligated to repurchase in connection with a breach of a representation and warranty.

     The Master Servicer will be required under the applicable Pooling Agreement or Servicing Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Securityholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans and/or Mortgage Securities, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans and/or Mortgage Securities. Any such settlement could lead to losses on the Mortgage Loans and/or Mortgage Securities which would be borne by the related Securities. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan or Mortgage Security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan or Mortgage Security and neither the Company nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or any other party. Unless otherwise specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Securityholders or the Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

     Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan or Mortgage Security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Company or the Master Servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Securities.

     If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any

Mortgage Loan or Mortgage Security in connection with a breach of such representations and warranties, the identity of such person will be specified in the related Prospectus Supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

     The Mortgage Loans and Mortgage Securities included in each Mortgage Pool will be serviced and administered pursuant to either a Pooling Agreement or a Servicing Agreement. Forms of Pooling Agreements and a form of Servicing Agreement have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement or Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe the material servicing-related provisions that may appear in a Pooling Agreement or Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Pooling Agreement or Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Mortgage Pool includes Mortgage Securities, will summarize all of the material provisions of the related Pooling Agreement or Servicing Agreement that govern the administration of such Mortgage Securities and identify the party responsible for such administration. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Pooling Agreement or Servicing Agreement and the description of such provisions in the related Prospectus Supplement.

     With respect to any series of Securities as to which the related Mortgage Pool includes Mortgage Securities, the servicing and administration of the Mortgage Loans underlying such Mortgage Securities will be pursuant to the terms of such Mortgage Securities. It is expected that Mortgage Loans underlying any Mortgage Securities in a Mortgage Pool would be serviced and administered generally in the same manner as Mortgage Loans included in a Mortgage Pool, however, there can be no assurance that such will be the case, particularly if such Mortgage Securities are issued by an entity other than the Company or any of its affiliates. The related Prospectus Supplement will describe any material differences between the servicing described below and the servicing of Mortgage Loans underlying the Mortgage Securities in any Mortgage Pool.

THE MASTER SERVICER

     The master servicer (the "Master Servicer"), if any, for a series of Securities will be named in the related Prospectus Supplement and may be Impac Funding or another affiliate of the Company. The Master Servicer is generally required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Pooling
Agreement or a Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Subservicers, will be obligated under the Pooling Agreement or Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Securityholders, in accordance with applicable law and the terms of such Pooling Agreement or Servicing Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related

Pooling Agreement or Servicing Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing Standard"), and do not impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     Under a Pooling Agreement or Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Master Servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, unless otherwise specified in the related Prospectus Supplement, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling Agreement or Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

     In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

     Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Multifamily Loans in a Mortgage Pool may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. In any case in which property subject to a Single Family Loan or Contract is being conveyed by the Mortgagor, unless the related Prospectus Supplement provides otherwise, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Single Family Loan or Contract if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any due-on-sale or due-on-encumbrance provision in a Multifamily Loan in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Single Family and Multifamily Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions, if applicable. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

     The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting Mortgage Rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Subservicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement or Servicing Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement or Servicing Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Spread" below and "Description of the Securities--Certificate Account."

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Pooling Agreement or Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

     Except as described below or in the related Prospectus Supplement, the Master Servicer will be required, in a manner consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Securityholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the Pooling Agreement or Servicing Agreement).

     Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

             (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

             (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

     In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Single Family Property securing a Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Master Servicer will not be liable to the Securityholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

     With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Securities of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. With respect to certain series of Securities, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Pooling Agreement or Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Securities of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Securityholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Pooling Agreement or a Servicing Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Securityholders on a present value basis than would liquidation of the related Mortgaged Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Securityholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Securityholders in respect of an REO Mortgage Loan, unless otherwise specified in the related Prospectus Supplement, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 86OG(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 86OF(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 86OG(c)(2), with respect to such property.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted Mortgage Loan or an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will not be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage Loan in the related Trust Fund at the time such collections are deposited into the applicable Certificate Account. If so specified in the related Prospectus Supplement, the Master Servicer will retain all Prepayment Premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related Prospectus Supplement. Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling Agreement or Servicing Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee and the Security Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for a series of Securities will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling Agreement or Servicing Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of Securities entitled to payments of interest as provided in the related Prospectus Supplement and the applicable Pooling Agreement or Servicing Agreement.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from Mortgagor prepayments during such period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement and each Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related Pooling Agreement or Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

     Each Pooling Agreement and each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling Agreement or Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement or Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth under "The Master Servicer; the Sub- Servicer" in the Prospectus Supplement. Such requests should be sent to the attention of the President of the Master Servicer.


                          DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. Each series of Notes (or, in certain instances, two or more series of Notes) will be issued pursuant to an Indenture between the related Issuer and the Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Such Trust Fund will be created pursuant to an Owner Trust Agreement (the "Owner Trust Agreement"; an Owner Trust Agreement, Servicing Agreement, Indenture or Pooling Agreement, an "Agreement") between the Company and the Owner Trustee. Each Indenture, along with the related Servicing Agreement and Owner Trust Agreement, will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the Securities common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Agreement for each series and the related Prospectus Supplement. Wherever particular sections or defined terms of the Agreements are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

     Unless otherwise specified in the related Prospectus Supplement, Certificates of each series covered by a particular Pooling Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, each series of Notes covered by a particular Indenture will evidence indebtedness of a separate Trust Fund created pursuant to the related Owner Trust Agreement. A Trust Fund will consist of, to the extent provided in the Pooling Agreement or the Owner Trust Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein (including any Mortgage Securities) underlying a particular series of Securities as from time to time are subject to the Pooling Agreement or Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans or Mortgage Securities due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Letter of Credit, Purchase Obligation, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other type of credit enhancement as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

     If provided in the related Prospectus Supplement, the original principal amount of a series of Securities may exceed the principal balance of the Mortgage Loans or Mortgage Securities initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Loans or Mortgage Securities for the related Trust Fund, which Mortgage Loans will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related series of Securities at the time and in the manner set forth in the related Prospectus Supplement. A Pre-Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal of the Securities. The related agreement providing for the transfer of additional Mortgage Loans will provide that all such transfers must be made within 9 months (as to amounts representing proceeds from the sale of the Securities) or 12 months (as to amounts representing principal collections on the Mortgage Loans) after the Closing Date, and that amounts to be set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

     The Company will be required to provide data regarding any additional Mortgage Loans or Mortgage Securities to the Rating Agencies and the credit support provider, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of any additional Mortgage Loans or Mortgage Securities will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Securities or, in the case of a series guaranteed or supported by a credit support provider, will not adversely affect the capital requirements of such credit support provider. Additionally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans or Mortgage Securities have been satisfied will be required. If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Mortgage Loans delivered to the Trust Fund during the Pre-Funding Period is less than the Pre-Funded Amount, the Securityholders will receive a prepayment of principal as and to the extent described in the related

Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

     Each series of Securities may consist of any one or a combination of the following: (i) a single class of Securities; (ii) two or more classes of Securities, one or more classes of which will be senior ("Senior Securities") in right of payment to one or more of the other classes ("Subordinate Securities"), and as to which certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Securities, one or more classes ("Strip Securities") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
(iv) two or more classes of Securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Securities ("Accrual Securities") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Securities, as described in the related Prospectus Supplement. With respect to any series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. As to each series, all Securities offered hereby (the "Offered Securities") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the Offered Securities of each series may be provided by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Purchase Obligation, Reserve Fund or other credit enhancement as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Securities as described under "Description of Credit Enhancement--Subordinate Securities" or by any combination of the foregoing.

     If so specified in the Prospectus Supplement relating to a series of Certificates, one or more elections may be made to treat the related Trust Fund, or a designated portion thereof, as a REMIC. If such an election is made with respect to a series of Certificates, one of the classes of Certificates in such series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence such residual interests. All other classes of Certificates in such series will constitute "regular interests" in the related REMIC, as defined in the Code and will be designated as such. As to each series of Certificates as to which a REMIC election is to be made, the Master Servicer, Trustee or other specified person will be obligated to take certain specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

     Unless otherwise specified in the related Prospectus Supplement, the Offered Securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Security Registrar") named in the related Prospectus Supplement. With respect to each series of Certificates or Notes, the Security Registrar will be referred to as the "Certificate Registrar" or "Note Registrar," respectively. No service charge will be made for any registration of exchange or transfer of Offered Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Securityholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Security Registrar (consisting of or including the "Security Register") as the registered holder of a Security, except as otherwise indicated in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Securities ("DTC Registered Securities"), the record Holder of such Securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

     Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any DTC Registered Securities (each such person, a "Beneficial Owner") will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or
(ii) the Company elects in its sole discretion to discontinue the registration of such Securities through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Holders of the related Securities for purposes of the related Pooling Agreement or Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Securities only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Securities, may be limited because of the lack of physical certificates or notes evidencing such Securities and because DTC may act only on behalf of Participants.

     Distributions in respect of the DTC Registered Securities will be forwarded by the Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Securities. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Securities under the Pooling Agreement or Indenture only at the direction of one or more Participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Holders of Securities of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

     At the time of issuance of a series of Securities, the Company will assign, or cause to be assigned, to the related Trustee (or its nominee), without recourse, the Mortgage Loans or Mortgage Securities being included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest received on or with respect to such Mortgage Loans or Mortgage Securities after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver the Securities of such series to or at the direction of the Company in exchange for the Mortgage Loans and/or Mortgage Securities in the related Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement or Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

     In addition, unless otherwise specified in the related Prospectus Supplement, the Company will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities and other than Contracts), deliver, or cause to be delivered, to the related Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement or Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers, or causes to be delivered, to the related Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Securities. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Securityholders to the Contracts, the Company will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Company will, as to each Mortgage Security included in a Mortgage Pool, deliver, or cause to be delivered, to the related Trustee (or the custodian) a physical certificate or note evidencing such Mortgage Security, registered in the name of the related Trustee (or its nominee), or endorsed in blank or to the related Trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the Trustee (or its nominee).

     The Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Pooling Agreement or Indenture, and within the time period specified in the related Pooling Agreement or Indenture in the case of all other documents delivered. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan or Mortgage Security, then, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to purchase such Mortgage Loan or Mortgage Security from the Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for such Mortgage Loan or Mortgage Security). The Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan or Mortgage Security as described above. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan or Mortgage Security if the Seller defaults on its obligation to do so. Unless otherwise specified in the related Prospectus Supplement, this purchase or substitution obligation constitutes the sole remedy available to the related Securityholders and the related Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans and/or Mortgage Securities in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans and/or Mortgage Securities, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

     With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities or unless otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Trustee in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this purchase or substitution obligation constitutes the sole remedy available to Securityholders or the Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

     Pursuant to the related Pooling Agreement or Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling Agreement or Servicing Agreement.

CERTIFICATE ACCOUNT

     GENERAL. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans and/or Mortgage Securities constituting such Trust Fund (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Securities of the related series. A Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement or the related Servicing Agreement and Indenture ("Permitted Investments"). Such Permitted Investments will, however, consist of investments only to the extent that such investments would not require registration of a Trust Fund as an investment company under the Investment Company Act of 1940, as amended. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     DEPOSITS. Unless otherwise provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans and/or Mortgage Securities in such Trust Fund (other than payments due on or before the Cut-off Date):

             (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

             (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee, and further net of any Spread;

             (iii) all payments on the Mortgage Securities;

             (iv) all proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

             (v) any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Securities as described under "Description of Credit Enhancement";

             (vi) any advances made as described under "--Advances" below;

             (vii) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

             (viii) all proceeds of any Mortgage Loan or Mortgage Security purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a Seller or any other person pursuant to the terms of the related Pooling Agreement or Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Agreements -- Termination; Retirement of Securities" and "Purchase Obligations" (all of the foregoing, also "Liquidation Proceeds");

             (ix) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread";

             (x) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

             (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

             (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described herein or in the related Prospectus Supplement.

     With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to the Certificate Account. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

     If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer will generally be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool Insurance Policy (the "Pool Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

     WITHDRAWALS. Unless otherwise provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

             (i) to make distributions to the related Securityholders on each Distribution Date;

             (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

             (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

             (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
     (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Securities of the related series;

             (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

             (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans";

             (vii) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Company";

             (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

             (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Pooling Agreement--Certain Matters Regarding the Trustee";

             (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

             (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

             (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

             (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

             (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement or the related Servicing Agreement and Indenture for the benefit of the related Securityholders;

             (xv) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Pooling Agreement or the related Servicing Agreement and Indenture and not required to be distributed as of the date on which the related Purchase Price is determined;

             (xvi) to make any other withdrawals permitted by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement; and

             (xvii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Securities and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and/or Mortgage Securities and any other assets included in the related Trust Fund that are available for distribution to the Securityholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Securities of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Securities are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Security at a bank or other entity having appropriate facilities therefor, if such Security has provided the Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Security holds Securities in the requisite amount or denomination specified therein), or by check mailed to the address of such Security as it appears on the Security Register; provided, however, that the final distribution in retirement of any class of Securities will be made only upon presentation and surrender of such Securities at the location specified in the notice to Securityholders of such final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

     Each class of Securities of each series (other than certain classes of Strip Securities and certain REMIC Residual Certificates that have no Security Interest Rate) may have a different Security Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Security Interest Rate or, in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Securities of any class (other than any class of Securities that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Securities"), and other than any class of Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Securities (other than certain classes of Strip Securities and REMIC Residual Certificates), "Accrued Security Interest" for each Distribution Date will be equal to interest at the applicable Security Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Security Interest for each Distribution Date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans and/or Mortgage Securities in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Securities of the same series. Reference to such a notional amount with respect to a class of Strip Securities is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the Securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

     As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Securities will be made on each Distribution Date to the holders of the class or classes of Securities of such series entitled thereto until the principal balance(s) of such Securities have been reduced to zero. In the case of a series of Securities which includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans and/or Mortgage Securities. In addition, distributions of principal with respect to one or more classes of Securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund are received.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS
 OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Securities of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. "Equity Participations" are financial participations in the equity portions of mortgage pools.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Loans and/or Mortgage Securities in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of Securities of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Securities, or may be effected simply by a prioritization of payments among such classes of Securities.

ADVANCES

     If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Securities for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any Balloon Payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Securities, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Securities. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Securityholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

     As specified in the related Prospectus Supplement with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the advancing obligations with respect to the underlying Mortgage Loans will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling Agreement or Servicing Agreement, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

     With each distribution to Securityholders of a particular class of Offered Securities, the related Master Servicer or Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related

Pooling Agreement or the related Servicing Agreement and Indenture, which generally will include the following as applicable except as otherwise provided therein:

             (i) the amount, if any, of such distribution allocable to principal;

             (ii) the amount, if any, of such distribution allocable to interest;

             (iii) the amount, if any, of such distribution allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

             (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

             (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

             (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

             (vii) the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

             (viii) the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

             (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

             (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

             (xi) the amount of coverage under any Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

             (xii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

             (xiii) in the case of Securities benefitting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

             (xiv) with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling Agreement and specified in the related Prospectus Supplement.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Securities or per a specified portion of such minimum denomination. In addition to the information described above, reports to Securityholders will contain such other information as is set forth in the applicable Pooling Agreement or the applicable Servicing Agreement or Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee will furnish a report to each holder of record of a class of Offered Securities at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Securities during a portion of such calendar year, for the applicable portion of such a year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Unless otherwise provided in the applicable Prospectus Supplement, credit support with respect to the Offered Securities of each series may be comprised of one or more of the following components. Each component will have a dollar limit and, unless otherwise specified in the related Prospectus Supplement, will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and
(iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Unless otherwise specified in the related Prospectus Supplement, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit support for the Offered Securities of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

     As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

     The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Offered Securities of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement or Indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for the Offered Securities of one series may cover the Offered Securities of one or more other series.

     The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder, while setting forth the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

     In general, references to "Mortgage Loans" under this "Description of Credit Enhancement" section are to Mortgage Loans in a Trust Fund. However, if so provided in the Prospectus Supplement for a series of Securities, any Mortgage Securities included in the related Trust Fund and/or the related underlying Mortgage Loans may be covered by one or more of the types of credit support described herein. The related Prospectus Supplement will specify, as to each such form of credit support, the information indicated below with respect thereto.

SUBORDINATE SECURITIES

     If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Securities in a series and the circumstances under which such subordination will be available. The Offered Securities of any series may include one or more classes of Subordinate Securities.

     If the Mortgage Loans and/or Mortgage Securities in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Securities of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans and/or Mortgage Securities prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans and/or Mortgage Securities within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

LETTER OF CREDIT

     If any component of credit enhancement as to the Offered Securities of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

MORTGAGE POOL INSURANCE POLICIES

     Any mortgage pool insurance policy (a "Mortgage Pool Insurance Policy") obtained by the Company for each Trust Fund will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "--Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Trustee and the related Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

     Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Securityholders will experience a shortfall in the amount of interest payable on the related Securities in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Securityholders will also experience losses with respect to the related Securities in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Securityholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     Unless otherwise specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Master Servicer.

     The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Special Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Securities. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Securities--Advances."

     Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

     Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Securities may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as Bankruptcy Losses). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the Federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement.

RESERVE FUNDS

     If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Securities, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Securities as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one series of Securities.

     In connection with the establishment of any Reserve Fund, unless otherwise specified in the related Prospectus Supplement, the Reserve Fund will be structured so that the Trustee will have a perfected security interest for the benefit of the Securityholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Securityholders which could adversely affect the yield to investors on the related Securities.

     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

     If a Letter of Credit or alternate form of credit enhancement has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable Prospectus Supplement, if a Letter of Credit obtained for a series of Securities is scheduled to expire prior to the date the final distribution on such Securities is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Securityholders.

     If a Mortgage Pool Insurance Policy has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement or Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by Freddie Mac, Fannie Mae or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Securityholders.

     In lieu of the Master Servicer's obligation to maintain a Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement as provided above, the Master Servicer may obtain a substitute Letter of Credit, Mortgage Pool Insurance Policy or an alternate form of credit enhancement. If the Master Servicer obtains such a substitute Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement, it will maintain and keep such Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution of such Mortgage Pool Insurance Policy, Letter of Credit, or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

     If a Special Hazard Instrument has been obtained for a series of Securities, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

     If a Bankruptcy Bond has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of the Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies. See "--Bankruptcy Bonds" above.

     The Master Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, any Primary Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited in the related Certificate Account, subject to withdrawal as described above. All draws under any Letter of Credit are also to be deposited in the related Certificate Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Trustee and the Securityholders will present claims to the Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the Master Servicer for deposit in the related Certificate Account.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, Mortgage Pool Insurance Policy or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit, Mortgage Pool Insurance Policy, other credit enhancement or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     Unless otherwise specified in the Prospectus Supplement, the amount of credit support provided pursuant to any form of credit enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, Purchase Obligation, or any alternative form of credit enhancement) may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling Agreement or Indenture.
Additionally,
in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Securities will not be adversely affected.
Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Securities may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Securities. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Securities are maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


                              PURCHASE OBLIGATIONS

     With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Securities themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Trustee for the benefit of the Securityholders to the related series.

     The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Trustee for the benefit of the Securityholders of the related series and will be nontransferable. Unless otherwise provided in the related Prospectus Supplement, each Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Offered Securities must look solely to the credit of such entity for payment under the Purchase Obligation.


                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

     Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder, while setting forth the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available upon request.

PRIMARY MORTGAGE INSURANCE POLICIES

     Except in the case of High LTV Loans and as otherwise specified in the related Prospectus Supplement, (i) each Single Family Loan having a Loan-to-Value Ratio at origination of over 80% is required by the Company to be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy") insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the related Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80%, and (ii) the Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the Mortgage Loans and the applicable underwriting standards. A Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below an 80% Loan-to-Value Ratio level as of the applicable Cut-off Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination. Multifamily Loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

     While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer,
(iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

     The Primary Insurer will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

     For any Securities offered hereunder, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer or, in the case of a Designated Seller Transaction, the Seller will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of Securities that is required to be kept in force under the applicable Pooling Agreement or Indenture unless the replacement Primary Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such series of Securities for mortgage pass-through securities having a rating equal to or better than the highest then-current rating of any class of such series of Securities. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

     The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Pooling Agreement or Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

     As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. The Pooling Agreement or Servicing Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Certificate Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling Agreement or Servicing Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

     Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Securityholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.

FHA INSURANCE

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

     There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

     The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.


                                   THE COMPANY

     The Company is a wholly-owned subsidiary of Impac Funding. The Company was incorporated in the State of California on May 6, 1996. The Company was organized for the purpose of serving as a private secondary mortgage market conduit. The Company does not have, nor is it expected in the future to have, any significant assets. On January 29, 1998, the Company changed its name from ICIFC Secured Assets Corp. to Impac Secured Assets Corp.

     The Company maintains its principal office at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707. Its telephone number is (714) 556-0122.

                            IMPAC FUNDING CORPORATION

     Impac Funding, the Company's parent, will be a Seller and may act as Master Servicer with respect to a Mortgage Pool. Impac Funding is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide and has, from time to time, acquired condominium conversion loans. Impac Funding is a non-consolidating subsidiary of IMH. Impac Funding primarily acquires mortgage loans from approved correspondents.

     Prior to November 1995, Impac Funding was a division of ICII. In November 1995, ICII restructured its operations pursuant to which Impac Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of Impac Funding, which represents 99% of the economic interest in Impac Funding, to IMH, in exchange for approximately 10% of the common stock of IMH. The common stock of Impac Funding was retained by ICII until March 1997 when it was distributed to certain officers and/or directors of Impac Funding who are also officers and/or directors of IMH.

     At March 31, 1997, Impac Funding had approximately 115 employees. Impac Funding's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.


                          IMPAC MORTGAGE HOLDINGS, INC.

     IMH is a publicly traded, recently formed specialty finance company which operates three businesses: (1) long-term investment operations, (2) conduit operations, and (3) warehouse lending operations. The long-term investment operations is a recently-created business that invests primarily in nonconforming residential mortgage loans and securities backed by such loans. The conduit operations, conducted by Impac Funding, primarily purchases and sells or securitizes non-conforming mortgage loans, and the warehouse lending operations provides short-term lines of credit to originators of mortgage loans. These two businesses include certain ongoing operations contributed to the IMH by Imperial Credit Industries, Inc. ("ICII"), a leading specialty finance company, in November 1995. IMH is organized as a real estate investment trust for tax purposes, which allows it generally to pass through earnings to stockholders without federal income tax at the corporate level.

     IMH's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.


                                 THE AGREEMENTS

GENERAL

     Each series of Certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Company, the Trustee, the Master Servicer and, in some cases, a Special Servicer. However, a Pooling Agreement that relates to a Trust Fund that includes Mortgage Securities may include a party solely responsible for the administration of such Mortgage Securities, and a Pooling Agreement that relates to a Trust Fund that consists solely of Mortgage Securities may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Securities of a series are issued will be identified in the related Prospectus Supplement. Each series of Notes will be issued pursuant to an Indenture. The parties to each Indenture will be the related Issuer and the Trustee. The Issuer will be created pursuant to an Owner Trust Agreement between the Company and the Owner Trustee.

     Forms of the Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement with respect to a series of Certificates or in either the Servicing Agreement or

Indenture with respect to a series of Notes. The Prospectus Supplement for a series of Securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The summaries herein, while setting forth the material provisions that may be included in the Agreements, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each series of Securities and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Company will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Securities without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Company."

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

     The Pooling Agreement or Servicing Agreement for each series of Securities will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except (a) in connection with a permitted transfer of servicing or (b) upon appointment of a successor servicer reasonably acceptable to the Trustee and upon receipt by the Trustee of a letter from each Rating Agency generally to the effect that such resignation and appointment will not, in and of itself, result in a downgrading of the Securities. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement or Servicing Agreement.

     Each Pooling Agreement and each Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company, nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreements, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling Agreement and each Servicing Agreement will further provide that the Master Servicer, the Company, and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or Servicing Agreement or the related series of Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling Agreement and each Servicing Agreement will provide that neither the Master Servicer nor the Company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling Agreement or Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement or Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the related Pooling Agreement or Servicing Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling Agreement or Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and such person is reasonably satisfactory to the Company and the Trustee. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling Agreement or Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

POOLING AGREEMENT

     Events of Default under the Pooling Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any failure of the Master Servicer to make certain advances as described herein under "Description of the Securities--Advances." A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling Agreement.

     So long as an Event of Default remains unremedied, either the Company or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Company or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement (other than any rights of the Master Servicer as Securityholder) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Company and with the Company's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling Agreement (unless otherwise set forth in the Pooling Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling Agreement.

     No Securityholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     The holders of Certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those Certificates affected by a default or Event of Default may waive such default or Event of Default (other than a failure by the Master Servicer to make an advance); provided, however, that (a) a default or Event of Default under clause
(i) or (iv) under "--Events of Default" above may be waived only by all of the holders of Certificates affected by such default or Event of Default and (b) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting Securityholders.

     SERVICING AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement for a series of Notes, a "Servicing Default" under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

     So long as a Servicing Default remains unremedied, either the Company or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

     INDENTURE

     Unless otherwise provided in the related Prospectus Supplement for a series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity,
(c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement,
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Company has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

     With respect to each series of Notes, the related Servicing Agreement may be amended by the parties thereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Notes; and provided further, that the Indenture Trustee may decline to consent (or allow the Issuer to consent) to such amendment if the Noteholders' rights, duties or immunities shall be adversely affected.

     With respect to each series of Notes, the holders of a majority of the outstanding Notes, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will:
(i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Company or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision therein; provided, however, that such action shall not, as evidenced by an opinion of counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuer to be subject to an entity level tax for federal income tax purposes.

TERMINATION; RETIREMENT OF SECURITIES

     The obligations created by the related Agreements for each series of Securities (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to Securityholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan, REO Property and/or Mortgage Security subject thereto and (ii) the purchase by the Master Servicer or the Company or (A) if specified in the related Prospectus Supplement with respect to each series of Certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (B) if specified in the Prospectus Supplement with respect to each Series of Notes, by the Holder of the Equity Certificates, from the Trust Fund for such series of all remaining Mortgage Loans, REO Properties and/or Mortgage Securities. In addition to the foregoing, the Master Servicer or the Company will have the option to purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Securities or at any time thereafter, at the option of the Master Servicer or the Company, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Securities and the termination of the Trust Fund, or the Securities so purchased may be held or resold by the Master Servicer or the Company. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Master Servicer because of such termination.

     Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, but the right of the Master Servicer, the Company or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Loans and/or Mortgage Securities in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Securityholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or Mortgage Securities at the Cut-off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Securities. The foregoing is subject to the provision that if a REMIC election has been made, the termination of the related Trust Fund will be effected only in connection with a "qualified liquidation" within the meaning of Section 860F(a)(4) of the Code.

THE TRUSTEE

     The Trustee under each Pooling Agreement and Indenture will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Company and its affiliates.

LIMITATIONS ON THE DUTIES OF THE TRUSTEE

     The Trustee for each series of Securities will make no representation as to the validity or sufficiency of the related Agreements, the Securities or any underlying Mortgage Loan, Mortgage Security or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Securities or the underlying Mortgage Loans or Mortgage Securities, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Securities will be required to perform only those duties specifically required under the related Pooling Agreement or Indenture. However, upon receipt of any of the various securities, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Securities will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement or Indenture; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Securities will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                              YIELD CONSIDERATIONS

     The yield to maturity of an Offered Security will depend on the price paid by the holder for such Security, the Security Interest Rate on any such Security entitled to payments of interest (which Security Interest Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Security (or notional amount thereof if applicable) and other factors.

     A class of Securities may be entitled to payments of interest at a fixed Security Interest Rate, a variable Security Interest Rate or adjustable Security Interest Rate, or any combination of such Security Interest Rates, each as specified in the related Prospectus Supplement. A variable Security Interest Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of certain Strip Securities or a class of Securities having a Security Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

     With respect to any series of Securities, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to Securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Securityholders on or near the date they were due.

     In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

     The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Securities and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Securityholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Securities of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Securities, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Securities will describe the manner in which any such shortfalls will be allocated among the classes of such Securities. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread."

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Securities. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, there is a risk that Mortgage Loans, including Multifamily Loans, that require Balloon Payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans, including Multifamily Loans, with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors."

     With respect to certain Mortgage Loans including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan generally will be qualified, or the Mortgage Loan otherwise approved, on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan. The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Securities.

     With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Company, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

     The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located and, in the case of Multifamily Loans, the quality of management of the Mortgage Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which such provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures; Mortgage Loan Modifications" and "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will, unless otherwise specified in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

     There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors.

     Under certain circumstances, the Master Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates or Equity Certificates may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Securities. See "The Agreements-- Termination; Retirement of Securities."


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

SINGLE FAMILY LOANS AND MULTIFAMILY LOANS

     GENERAL. Each Single Family and Multifamily Loan will, and if applicable, Contracts, be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are herein referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of such loan.
However,
as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances become subject to real estate title and recording laws. See "-- Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS. Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

     Except as set forth below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related Pooling Agreement or Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master

Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the Company.

     The Company will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Company, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re- register the Manufactured Home in such state, and if the Company did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling Agreement or Servicing

Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES AND CERTAIN CONTRACTS

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See "Description of Credit Enhancement".

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Single Family and Multifamily Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

REPOSSESSION WITH RESPECT TO CONTRACTS

     GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

               (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

              (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

     LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

     SINGLE FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES. The purposes of a foreclosure action in respect of a Single Family Property or Multifamily Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage
Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Regulation "Z," Real Estate Settlement Procedures Act, Regulation "X," Equal Credit Opportunity Act, Regulation "B," Fair Credit Billing Act, the Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans against either the originators or assignees.

     In addition, certain of the Mortgage Loans are also subject to the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act") (such mortgage loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the Mortgage Loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan.

     CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination.

Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed- in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed- in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation "X," the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in- Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the Contracts against either the originators or assignees. Further, if such Contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as Mortgage Loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related Pooling Agreement or Servicing Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

     TRANSFER OF SINGLE FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES. Unless the related Prospectus Supplement indicates otherwise, the Single Family Loans and Multifamily Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

     LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

INSTALLMENT CONTRACTS

     The Trust Fund Assets may also consist of installment sales contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the Installment Contract is the lender obligated to convey title to the property to the purchaser.
 As
with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

     Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for ARM Loans, as set forth in the related Prospectus
Supplement.

     As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a Mortgage Loan and a Contract will have represented that such Mortgage Loan or Contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary,

(i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Securityholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and
(ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan and certain Contracts (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan and certain Contracts), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan and related Contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans and Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans and Contracts, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, by any Letter of Credit or any other form of credit enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan and Contract which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans and Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

     Some of the Mortgage Loans or Contracts may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan or Contract to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. This discussion has been prepared with the advice of Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take a contrary position. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee, the Master Servicer or another specified party (the "REMIC Administrator") will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 86OG (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     CLASSIFICATION OF REMICS. Prior to the sale of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Company, will have delivered its opinion generally to the effect that, assuming the making of appropriate elections and compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions. Such opinion will be filed with the Commission either as an exhibit to the Registration Statement of which the Prospectus Supplement is a part or in a Current Report on Form 8-K.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICS") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related

Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICS, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day minus (iii) any principal payments made during such accrual period prior to such day with respect to such Certificate.

     MARKET DISCOUNT. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular

Certificates--Original Issue Discount" above. Such treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     PREMIUM. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     REALIZED LOSSES. Under Section 166 of the Code, holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "-Prohibited Transactions Tax and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the

REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     MARK-TO-MARKET RULES. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

     POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise disclosed in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     TERMINATION. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (i) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (ii) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

     The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Except as set forth in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

NOTES

     On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Notes, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The following discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

     STATUS AS REAL PROPERTY LOANS

     Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     TAXATION OF NOTEHOLDERS

     Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "--REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

     CLASSIFICATION OF GRANTOR TRUST FUNDS. On or prior to the date of the related Prospectus Supplement with respect the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and upon issuance of such Grantor Trust Certificates, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate."
A
Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, counsel to the Company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . .
 .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.

     GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans...secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Company, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997,
Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     It is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Master Servicer or the Trustee in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by such pools, it is intended to base information reports and returns to the IRS and Certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by such pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base such reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the Master Servicer or the Trustee, except as provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

     MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a

Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     PREMIUM. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a

Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of such provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

     Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Except as set forth in the related Prospectus Supplement, the Master Servicer or the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer or the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer or the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trust Fund's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Except as disclosed in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Trustee.

     BACKUP WITHHOLDING. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code, collectively "Parties in Interest"), unless a statutory or administrative exemption is available with respect to any such transaction.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the Mortgage Loans and other assets included in a Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust
Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the Mortgage Loans and other assets included in the Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of Securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

     The DOL issued an individual prohibited transactions exemption ("Exemption") to certain underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) the underwriter, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Company, the Master Servicer, the Special Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Certificates Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of such Certificates or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets or the continued holding of Certificates acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets and (3) the continued holding of Certificates acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES" OR CERTAIN CERTIFICATES

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Notes with "substantial equity features," Subordinate Securities, REMIC Residual Certificates, any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies transfers of any such Securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustees and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee (or Indenture Trustee in the case of transfer of Notes) and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustees or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct: (i) the transferee is an insurance company, (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60),
(iii) the conditions set forth in PTCE 95-60 have been satisfied and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

     An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Securities. Any purchaser of a DTC registered Security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by a Tax-Exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

CONSULTATION WITH COUNSEL

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. Neither the Company, the Trustees, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

     BEFORE PURCHASING THE SECURITIES, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A CERTIFICATE PURCHASED UNDER THE EXEMPTION, THE CERTIFICATE CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 410(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.


                            LEGAL INVESTMENT MATTERS

     Each class of Securities offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Offered Securities will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Certain classes of Securities offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Securities will be identified in the related Prospectus Supplement. Prospective investors in such classes of Securities, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Securities or to purchase any class of Offered Securities representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Offered Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                 USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Securities will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans and/or Mortgage Securities in the respective Mortgage Pools. The Company expects that it will make additional sales of securities similar to the Offered Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.


                             METHODS OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

     The Company intends that Offered Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Securities of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

             1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

             2. By placements by the Company with institutional investors through dealers; and

             3. By direct placements by the Company with institutional investors.

     If underwriters are used in a sale of any Offered Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Offered Securities of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Offered Securities, underwriters may receive compensation from the Company or from purchasers of such Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of Offered Securities of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Offered Securities of such series.

     The Company anticipates that the Securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Offered Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Securities. Holders of Offered Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                              FINANCIAL INFORMATION

     A new Trust fund will be formed with respect to each series of Securities, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest Securities in extreme cases might fail to recoup their initial investments.

                         INDEX OF PRINCIPAL DEFINITIONS

401(c) Regulations..........................................................112
Accrual Certificates..................................................7, 40, 47
Accrued Certificate Interest.................................................47
Affiliated Sellers...........................................................23
Agreement         ...........................................................38
ARM Loans         ...........................................................23
Available Distribution Amount................................................47
Balloon Loans     ...........................................................24
Balloon Payment   ...........................................................24
Bankruptcy Code   ...........................................................78
Bankruptcy Loss   ...........................................................51
Beneficial Owner  ...........................................................41
Buydown Account   .......................................................16, 26
Buydown Agreement ...........................................................45
Buydown Funds     .......................................................16, 26
Buydown Mortgage Loans...................................................16, 26
Buydown Period    .......................................................16, 26
CERCLA            ...........................................................29
Certificate       ...........................................................63
Certificate Account..........................................................43
Certificate Register.........................................................40
Certificate Registrar........................................................40
Certificateholder .......................................................40, 86
Certificateholders............................................................1
Certificates      .........................................................1, 5
Class Exemptions  ..........................................................112
Closing Date      ...........................................................88
Code              ........................................................8, 86
Commission        ............................................................3
Committee Report  ...........................................................88
Company           .........................................................1, 5
Conservation Act  ...........................................................80
Contingent Payment Regulations..............................................108
Contracts         ...........................................................22
Contributions Tax ...........................................................98
Convertible Mortgage Loan....................................................26
Crime Control Act ...........................................................85
Debt Service Coverage Ratio..................................................28
Debt Service Reduction.......................................................55
Defaulted Mortgage Loss......................................................51
Deferred Interest ...........................................................24
Deficient Valuation..........................................................55
Deleted Mortgage Loan........................................................30
Designated Seller Transaction................................................23
Determination Date...........................................................47
Distribution Date ...........................................................10
DOL               ..........................................................110
DOL Regulations   ..........................................................110
DTC               ...........................................................40
DTC Registered Certificates..................................................40
Due Period        ...........................................................49
Equity Certificates...........................................................6
Equity Participation.........................................................25

ERISA             ......................................................13, 110
ERISA Plans       ..........................................................110
Event of Default  ...........................................................65
Exchange Act      ............................................................3
Excluded Plan     ..........................................................112
Exemption Rating Agencies...................................................111
Extraordinary Losses.........................................................51
Fannie Mae        ...........................................................28
FDIC              ...........................................................23
FHA               ...........................................................22
FHA Loans         ...........................................................22
FIRREA            ...........................................................28
Fraud Loss        ...........................................................51
Freddie Mac       ...........................................................28
FTC Rule          ...........................................................81
Garn-St Germain Act..........................................................81
Grantor Trust Certificates...............................................13, 86
Grantor Trust Fractional Interest Certificate...............................101
Grantor Trust Fund...........................................................86
Grantor Trust Strip Certificate.............................................101
High Cost Loans   ...........................................................79
Holder            .......................................................40, 86
Homeownership Act ...........................................................79
Housing Act       ...........................................................29
HUD               ...........................................................61
ICII              ...........................................................62
IMH               ............................................................5
Impac Funding     ............................................................5
Indenture         ............................................................6
Index             ...........................................................24
Installment Contract.........................................................82
Insurance Proceeds...........................................................44
Intermediaries    ...........................................................41
IRS               .......................................................86, 88
Issue Premium     ...........................................................94
Issuer            ............................................................6
Letter of Credit  ...........................................................52
Letter of Credit Bank........................................................52
Liquidated Mortgage Loan.....................................................36
Liquidation Proceeds.........................................................44
Loan-to-Value Ratio..........................................................25
Lock-out Expiration Date.....................................................25
Lock-out Period   ...........................................................25
Loss              ...........................................................59
Manufactured Homes...........................................................22
Manufacturer's Invoice Price.................................................25
Master Servicer   .....................................................1, 5, 32
Mortgage Loans    .....................................................1, 8, 52
Mortgage Notes    ...........................................................22
Mortgage Pool     .........................................................1, 8
Mortgage Pool Insurance Policy...............................................52
Mortgage Rate     ...........................................................23
Mortgage Securities.......................................................9, 23
Mortgaged Property............................................................8
Mortgages         ...........................................................22

Multifamily Loans ...........................................................22
Multifamily Properties.......................................................22
Net Mortgage Rate ...........................................................69
Net Operating Income.........................................................28
Nonrecoverable Advance.......................................................49
Note Margin       ...........................................................24
Note Registrar    ...........................................................40
Offered Certificates......................................................5, 40
Offered Notes     ............................................................5
Offered Securities............................................................5
OID Regulations   ...........................................................86
OTS               ..........................................................115
Owner Trust       ............................................................6
Owner Trustee     ............................................................6
Participants      ...........................................................40
Parties in Interest.........................................................110
Pass-Through Rate ............................................................7
Permitted Investments........................................................43
Plan              ...........................................................13
Plan Assets       ..........................................................110
Plans             ..........................................................110
Policy Statement  ..........................................................114
Pool Insurer      ...........................................................45
Pooling Agreement .....................................................1, 7, 62
Pre-Funding Account..........................................................39
Prepayment Assumption...................................................88, 104
Prepayment Interest Shortfall................................................70
Prepayment Penalty...........................................................25
Primary Insurance Policy.....................................................59
Primary Insurer   ...........................................................59
Prohibited Transactions Tax..................................................98
Prospectus Supplement.........................................................1
PTCE              ..........................................................112
PTCE 83-1         ..........................................................112
Purchase Obligation..........................................................58
Purchase Price    ...........................................................30
Qualified Substitute Mortgage Loan...........................................30
Rating Agency     ...........................................................13
Realized Losses   ...........................................................51
Record Date       ...........................................................47
Related Proceeds  ...........................................................49
Relief Act        ...........................................................84
REMIC             .....................................................1, 8, 86
REMIC Administrator..........................................................86
REMIC Certificates...........................................................86
REMIC Provisions  ...........................................................86
REMIC Regular Certificates...............................................13, 87
REMIC Regulations ...........................................................86
REMIC Residual Certificates..................................................87
REO Mortgage Loan ...........................................................36
REO Property      ...........................................................34
Reserve Fund      ...........................................................55
RICO              ...........................................................85
RTC               ...........................................................23
Securities Act    ............................................................3

Seller            ............................................................9
Sellers           ........................................................1, 23
Senior Certificates.......................................................8, 40
Senior Liens      ...........................................................24
Senior/Subordinate Series....................................................40
Servicing Default ...........................................................65
Servicing Standard...........................................................33
Single Family Loans..........................................................22
Single Family Property.......................................................22
SMMEA             ...........................................................13
Special Hazard Instrument....................................................51
Special Hazard Insurance Policy..............................................54
Special Hazard Insurer.......................................................54
Special Hazard Loss..........................................................51
Special Hazard Losses........................................................54
Special Servicer  ............................................................5
Spread            ............................................................6
Strip Certificates........................................................7, 40
Subordinate Certificates..................................................8, 40
Subservicer       ...........................................................34
Subservicers      ...........................................................27
Tax Favored Plans ..........................................................110
Tax-Exempt Investor.........................................................113
Tiered REMICS     ...........................................................87
Title V           ...........................................................83
Title VIII        ...........................................................83
Trust Agreement   ............................................................6
Trust Fund        .........................................................1, 7
Trustee           ............................................................6
UBTI              ..........................................................113
Unaffiliated Sellers.........................................................23
Underwriter       ..........................................................111
United States person........................................................100
Value             ...........................................................25

                                              VERSION 1:  MULTIFAMILY PROPERTIES


PROSPECTUS
                           IMPAC SECURED ASSETS CORP.
                                    DEPOSITOR

                            PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Multifamily properties consisting of five or more rental or cooperatively owned dwellings will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY
THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.        (COVER CONTINUED ON NEXT PAGE)

                       ---------------------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, ANY PRIMARY SERVICER, IMPAC FUNDING CORPORATION, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

         Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page __ herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS __________________, 1998

                                              VERSION 1:  MULTIFAMILY PROPERTIES

The following will be inserted on page ii of the Prospectus Supplement, immediately following the second sentence of the first paragraph:


         Multifamily properties consisting of five or more rental or cooperatively owned dwellings will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

                                              VERSION 1:  MULTIFAMILY PROPERTIES

The following will be inserted in the Table of Contents of the Commercial Loan Prospectus, immediately following "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties":


         Risks Particular to Multifamily Rental Properties............[page no.]

The following will be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":


         Mortgage Loans Secured by Multifamily Rental Properties.......page no.]

                                              VERSION 1:  MULTIFAMILY PROPERTIES


The following will be inserted in the Commercial Loan Prospectus under "RISK FACTORS," immediately following "Risks Associated with Mortgage Loans and Mortgaged Properties" and in the Prospectus Supplement under "RISK FACTORS," immediately following "Risks Associated with Certain of the Mortgage Loans and Mortgaged
Properties":


         RISKS PARTICULAR TO MULTIFAMILY RENTAL PROPERTIES

                  Adverse economic conditions, either local or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the cost of utilities and the costs of required capital expenditures. Furthermore, the rent limitations imposed on Mortgaged Properties eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties") may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the
         Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. Additionally, the characteristics of a neighborhood may change over time or in relation to newer developments. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

                                              VERSION 1:  MULTIFAMILY PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "DESCRIPTION OF THE TRUST FUNDS," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL," immediately following "General":


         MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL PROPERTIES

                  Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

                  Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

                  In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is preempted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not preempted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

                  Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

                                                    VERSION 2: OFFICE PROPERTIES

PROSPECTUS
                           IMPAC SECURED ASSETS CORP.
                                    DEPOSITOR

                            PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Office buildings will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.
                                                  (COVER CONTINUED ON NEXT PAGE)
                        ---------------------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, ANY PRIMARY SERVICER, IMPAC FUNDING CORPORATION, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
------------------------------------

         Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page __ herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS __________________, 1998

                                                    VERSION 2: OFFICE PROPERTIES

The following will be inserted on page ii of the Prospectus Supplement, immediately following the second sentence of the first paragraph:


         Office buildings will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

                                                    VERSION 2: OFFICE PROPERTIES


The following will be inserted in the Table of Contents of the Commercial Loan Prospectus, immediately following "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties":


         Risks Particular to Office Properties........................[page no.]

                                                    VERSION 2: OFFICE PROPERTIES

The following will be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":


         Mortgage Loans Secured by Office Properties..................[page no.]

                                                    VERSION 2: OFFICE PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "RISK FACTORS," immediately following "Risks Associated with Mortgage Loans and Mortgaged Properties" and in the Prospectus Supplement under "RISK FACTORS," immediately following "Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties":


         RISKS PARTICULAR TO OFFICE PROPERTIES

                  In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. In addition, office properties may be adversely affected by an economic decline in the business operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). If office properties have a single tenant or if there is a significant concentration of tenants in a particular business or industry, the risk of such an economic decline increases.

                                                    VERSION 2: OFFICE PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "DESCRIPTION OF THE TRUST FUNDS," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL," immediately following "General":


         MORTGAGE LOANS SECURED BY OFFICE PROPERTIES

                  Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by their tenants. If office properties have a single tenant or if there is a significant concentration of tenants in a particular business or industry, the risk of such an economic decline increases.

                  Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features).

                  The success of an office property also depends on the local economy. Factors such as labor cost and quality, tax environment and such quality of life matters as schools and cultural amenities are generally considered in the decision of a business to locate its headquarters in a particular area. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                                    VERSION 3: RETAIL PROPERTIES

PROSPECTUS
                           IMPAC SECURED ASSETS CORP.
                                    Depositor

                            PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Retail properties will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.
                                                  (COVER CONTINUED ON NEXT PAGE)
                        ---------------------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, ANY PRIMARY SERVICER, IMPAC FUNDING CORPORATION, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

         Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page __ herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS __________________, 1998

                                                    VERSION 3: RETAIL PROPERTIES

The following will be inserted on page ii of the Prospectus Supplement, immediately following the second sentence of the first paragraph:


         Retail properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

                                                    VERSION 3: RETAIL PROPERTIES

The following will be inserted in the Table of Contents of the Commercial Loan Prospectus, immediately following "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties":


         Risks Particular to Retail Properties........................[page no.]

                                                    VERSION 3: RETAIL PROPERTIES

The following will be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":

         Mortgage Loans Secured by Retail Properties..................[page no.]

                                                    VERSION 3: RETAIL PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "RISK FACTORS," immediately following "Risks Associated with Mortgage Loans and Mortgaged Properties" and in the Prospectus Supplement under "RISK FACTORS," immediately following "Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties":


         RISKS PARTICULAR TO RETAIL PROPERTIES

                  In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

                  Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

                                                    VERSION 3: RETAIL PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "DESCRIPTION OF THE TRUST FUNDS," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL," immediately following "General":


         MORTGAGE LOANS SECURED BY RETAIL PROPERTIES

                  Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming a debtor in a bankruptcy case under the Bankruptcy Code, as well as fundamental aspects of real estate such as location and market demographics.

                  The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in sales of tenants of retail properties will likely cause a corresponding decline in percentage rents and such tenants may become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties.

                  Whether a retail property is "anchored" or "unanchored" is also a relevant factor. Generally, retail properties that are anchored are perceived to be less risky. A retail anchor tenant is normally understood to be proportionately large in size and vital in attracting customers to the property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

                  Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at retail properties.

                                                     VERSION 4: HOTEL PROPERTIES

PROSPECTUS
                           IMPAC SECURED ASSETS CORP.
                                    DEPOSITOR

                            PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Hotel properties will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.
                                                  (COVER CONTINUED ON NEXT PAGE)
                        ---------------------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, ANY PRIMARY SERVICER, IMPAC FUNDING CORPORATION, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

         Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page __ herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS __________________, 1998

                                                     VERSION 4: HOTEL PROPERTIES

The following will be inserted on page ii of the Prospectus Supplement, immediately following the second sentence of the first paragraph:


         Hotel properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

                                                     VERSION 4: HOTEL PROPERTIES

The following will be inserted in the Table of Contents of the Commercial Loan Prospectus, immediately following "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties":


         Risks Particular to Hotel Properties.........................[page no.]

                                                     VERSION 4: HOTEL PROPERTIES

The following will be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":


         Mortgage Loans Secured by Hotel Properties...................[page no.]

                                                     VERSION 4: HOTEL PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "RISK FACTORS," immediately following "Risks Associated with Mortgage Loans and Mortgaged Properties" and in the Prospectus Supplement under "RISK FACTORS," immediately following "Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties":


         RISKS PARTICULAR TO HOTEL PROPERTIES

                  Like any income producing property, the income generated by a hotel property is subject to several factors such as local, regional and national economic conditions and competition. However, because such income is primarily generated by room occupancy and such occupancy is usually for short periods of time, the level of such income may respond more quickly to conditions such as those described above. This daily mark-to-market also accentuates the highs and lows of economic cycles. Moreover, as a result of relatively high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow. Also, sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated to, or associated with, a regional, national or international chain, changes in the public perception of such chain may have an impact on the income generated by the related property. Finally, the hotel industry is generally seasonal. This will result in fluctuation in the income generated by hotel properties.

                                                     VERSION 4: HOTEL PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "DESCRIPTION OF THE TRUST FUNDS," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL," immediately following "General":


         MORTGAGE LOANS SECURED BY HOTEL PROPERTIES

                  Hotel properties may involve different types of hotels, including full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have an impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

                  The viability of any hotel property that is a franchise of a national or a regional hotel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel property, the consent of the franchisor for the continued use the franchise license by the hotel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the purchaser (or the trustee, servicer or special servicer, as the case may be) of such hotel property may be entitled to the rights under any liquor license for such hotel property, and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

                                       VERSION 5: HEALTH CARE-RELATED FACILITIES

PROSPECTUS
                           IMPAC SECURED ASSETS CORP.
                                    Depositor

                            PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Health care-related facilities will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.
                                                  (COVER CONTINUED ON NEXT PAGE)

                        ---------------------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, ANY PRIMARY SERVICER, IMPAC FUNDING CORPORATION, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

         Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page __ herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS __________________, 1998

                                       VERSION 5: HEALTH CARE-RELATED FACILITIES

The following will be inserted on page ii of the Prospectus Supplement, immediately following the second sentence of the first paragraph:


         Health care-related facilities will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

                                       VERSION 5: HEALTH CARE-RELATED FACILITIES

The following will be inserted in the Table of Contents of the Commercial Loan Prospectus, immediately following "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties":


         Risks Particular to Health Care-Related Facilities...........[page no.]

                                       VERSION 5: HEALTH CARE-RELATED FACILITIES

The following will be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":


         Mortgage Loans Secured by Health Care-Related Properties.....[page no.]

                                       VERSION 5: HEALTH CARE-RELATED FACILITIES

The following will be inserted in the Commercial Loan Prospectus under "RISK FACTORS," immediately following "Risks Associated with Mortgage Loans and Mortgaged Properties" and in the Prospectus Supplement under "RISK FACTORS," immediately following "Risks Associated with Certain of the Mortgage Loans and Mortgaged
Properties":


         RISKS PARTICULAR TO HEALTH CARE-RELATED PROPERTIES

                  Certain types of health care-related facilities (including nursing homes) typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and in extreme cases, require or result in suspension or cessation of operations.

                  Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a Mortgaged Property that is operated as a health care-related facility, none of the Trustee, the Special Servicer or a subsequent lessee or operator of the Mortgaged Property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective Mortgaged Properties prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals and such party may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use, and transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of other types of commercial operations and other types of real estate, all of which may adversely affect the liquidation value.

                                       VERSION 5: HEALTH CARE-RELATED FACILITIES

The following will be inserted in the Commercial Loan Prospectus under "DESCRIPTION OF THE TRUST FUNDS," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL," immediately following "General":


         MORTGAGE LOANS SECURED BY HEALTH CARE-RELATED PROPERTIES

                  The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Facilities"). "Senior Housing" generally consist of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require extensive medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

                  Certain types of Health Care-Related Facilities, particularly Acute Care Facilities, Skilled Nursing Facilities and some Assisted Living Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

                  Moreover, Health Care-Related Facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of any Health Care-Related Facility securing a defaulted Mortgage Loan (a "Health Care-Related Mortgaged Property") would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

                  Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and certain types of Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Mortgaged Property were foreclosed upon, the purchaser at

                                       VERSION 5: HEALTH CARE-RELATED FACILITIES

         foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

                  Further government regulation applicable to Health Care-Related Facilities is found in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Mortgaged Properties that are subject to such laws.

                  The operators of Health Care-Related Facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care. The inability of a Health Care-Related Mortgaged Property to flourish in a competitive market may increase the likelihood of foreclosure on the related Mortgage Loan, possibly affecting the yield on one or more classes of the related series of Offered Certificates.

                                                VERSION 6: INDUSTRIAL PROPERTIES

PROSPECTUS
                           IMPAC SECURED ASSETS CORP.
                                    Depositor

                            PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Industrial properties will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.
                                                  (COVER CONTINUED ON NEXT PAGE)
                         ---------------------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, ANY PRIMARY SERVICER, IMPAC FUNDING CORPORATION, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      ------------------------------------

         Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page __ herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.
             THE DATE OF THIS PROSPECTUS IS __________________, 1998

                                                VERSION 6: INDUSTRIAL PROPERTIES

The following will be inserted on page ii of the Prospectus Supplement, immediately following the second sentence of the first paragraph:


         Industrial properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

                                                VERSION 6: INDUSTRIAL PROPERTIES

The following will be inserted in the Table of Contents of the Commercial Loan Prospectus, immediately following "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties":


         Risks Particular to Industrial Properties....................[page no.]

                                                VERSION 6: INDUSTRIAL PROPERTIES

The following will be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":


         Mortgage Loans Secured by Industrial Properties..............[page no.]

                                                VERSION 6: INDUSTRIAL PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "RISK FACTORS," immediately following "Risks Associated with Mortgage Loans and Mortgaged Properties" and in the Prospectus Supplement under "RISK FACTORS," immediately following "Risks Associated with Certain of the Mortgage Loans and Mortgaged
Properties":


         RISKS PARTICULAR TO INDUSTRIAL PROPERTIES

                  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources.

                                                VERSION 6: INDUSTRIAL PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "DESCRIPTION OF THE TRUST FUNDS," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL," immediately following "General":


         MORTGAGE LOANS SECURED BY INDUSTRIAL PROPERTIES

                  Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability, the functionality of the finish-out and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

                  Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

                  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

                                              VERSION 7: SELF-STORAGE FACILITIES

PROSPECTUS
                           IMPAC SECURED ASSETS CORP.
                                    DEPOSITOR

                            PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Self-storage facilities will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.
                                                  (COVER CONTINUED ON NEXT PAGE)
                        ---------------------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, ANY PRIMARY SERVICER, IMPAC FUNDING CORPORATION, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

         Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page __ herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS __________________, 1998

                                              VERSION 7: SELF-STORAGE FACILITIES

The following will be inserted on page ii of the Prospectus Supplement, immediately following the second sentence of the first paragraph:


         Self-storage facilities will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

                                              VERSION 7: SELF-STORAGE FACILITIES

The following will be inserted in the Table of Contents of the Commercial Loan Prospectus, immediately following "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties":


         Risks Particular to Self-Storage Facilities..................[page no.]

                                              VERSION 7: SELF-STORAGE FACILITIES

The following will be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":


         Mortgage Loans Secured by Self-Storage Facilities............[page no.]

                                              VERSION 7: SELF-STORAGE FACILITIES

The following will be inserted in the Commercial Loan Prospectus under "RISK FACTORS," immediately following "Risks Associated with Mortgage Loans and Mortgaged Properties" and in the Prospectus Supplement under "RISK FACTORS," immediately following "Risks Associated with Certain of the Mortgage Loans and Mortgaged
Properties":


         RISKS PARTICULAR TO SELF-STORAGE FACILITIES

                  Self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that self-storage Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the self-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties and there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future; however, substantially all of the lease agreements used in connection with such Mortgaged Properties prohibit the storage of hazardous substances, pollutants or contaminants.

                                              VERSION 7: SELF-STORAGE FACILITIES

The following will be inserted in the Commercial Loan Prospectus under "DESCRIPTION OF THE TRUST FUNDS," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL," immediately following "General":


         MORTGAGE LOANS SECURED BY SELF-STORAGE FACILITIES

                  Because of relatively low acquisition costs and break-even occupancy rates, self-storage facilities are considered vulnerable to competition. Despite their low acquisition costs, and because of their particular building characteristics, self-storage facilities would require substantial capital investments in order to adapt them to alternative uses. Such constraint in adaptability to other uses may substantially reduce the liquidation value of a self-storage mortgaged property. In addition to competition, other factors that affect the success of a self-storage facility, and thus the ability of the borrower to meet its obligations on the related mortgage loan, include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided (such as security and accessibility), age of improvements, the appearance of the improvements and the quality of management.

                                                    VERSION 8: MOBILE HOME PARKS

PROSPECTUS
                           IMPAC SECURED ASSETS CORP.
                                    DEPOSITOR

                            PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Mobile home parks will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.
                                                  (COVER CONTINUED ON NEXT PAGE)
                        ---------------------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, ANY PRIMARY SERVICER, IMPAC FUNDING CORPORATION, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

         Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page __ herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS __________________, 1998

                                                    VERSION 8: MOBILE HOME PARKS

The following will be inserted on page ii of the Prospectus Supplement, immediately following the second sentence of the first paragraph:


         Mobile home parks will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

                                                    VERSION 8: MOBILE HOME PARKS

The following will be inserted in the Table of Contents of the Commercial Loan Prospectus, immediately following "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties":


         Risks Particular to Mobile Home Parks........................[page no.]

                                                    VERSION 8: MOBILE HOME PARKS

The following will be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":


         Mortgage Loans Secured by Mobile Home Parks..................[page no.]

                                                    VERSION 8: MOBILE HOME PARKS

The following will be inserted in the Commercial Loan Prospectus under "RISK FACTORS," immediately following "Risks Associated with Mortgage Loans and Mortgaged Properties" and in the Prospectus Supplement under "RISK FACTORS," immediately following "Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties":


         RISKS PARTICULAR TO MOBILE HOME PARKS

                  The successful operation of a Mortgaged Property operated as a mobile home park will generally depend upon the number of competing mobile home parks and other residential developments in the local market, as well as upon other factors such as its age, appearance, reputation, management and the types of services it provides.

                  Mobile home parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the Mortgaged Properties constituting mobile home parks becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses.

                                                    VERSION 8: MOBILE HOME PARKS

The following will be inserted in the Commercial Loan Prospectus under "DESCRIPTION OF THE TRUST FUNDS," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL," immediately following "General":


         MORTGAGE LOANS SECURED BY MOBILE HOME PARKS

                  For purposes of this discussion, mobile home parks may include mobile home parks, recreational vehicle parks or combinations thereof. Loans secured by liens on properties of these types are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a mobile home park will generally depend upon the number of competing mobile home parks and other residential developments in the local market (such as apartment buildings, other manufactured housing communities and site-built single family homes), as well as upon other factors such as its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. Mobile home parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of a mobile home park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that mobile home park may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the mobile home park were readily adaptable to other uses.

                  Certain states regulate the relationship of a mobile home park owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Mobile home park owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a mobile home owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's mobile home. Certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

                  In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on mobile home parks. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol, or permit vacancy decontrol only in the relatively rare event that the mobile home is removed from the homesite. Local authority to impose rent control on mobile home parks is preempted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not preempted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                               VERSION 9: CONDOMINIUM PROPERTIES

PROSPECTUS
                           IMPAC SECURED ASSETS CORP.
                                    DEPOSITOR

                            PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Condominium properties will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.
                                                  (COVER CONTINUED ON NEXT PAGE)
                        ---------------------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, ANY PRIMARY SERVICER, IMPAC FUNDING CORPORATION, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

         Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page __ herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS __________________, 1998

                                               VERSION 9: CONDOMINIUM PROPERTIES

The following will be inserted on page ii of the Prospectus Supplement, immediately following the second sentence of the first paragraph:


         Condominium properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

                                               VERSION 9: CONDOMINIUM PROPERTIES

The following will be inserted in the Table of Contents of the Commercial Loan Prospectus, immediately following "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties":


         Risks Particular to Condominium Properties...................[page no.]

                                               VERSION 9: CONDOMINIUM PROPERTIES

The following will be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":


         Mortgage Loans Secured by Condominium Properties.............[page no.]

                                               VERSION 9: CONDOMINIUM PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "RISK FACTORS," immediately following "Risks Associated with Mortgage Loans and Mortgaged Properties" and in the Prospectus Supplement under "RISK FACTORS," immediately following "Risks Associated with Certain of the Mortgage Loans and Mortgaged
Properties":


         RISKS PARTICULAR TO CONDOMINIUM PROPERTIES

                  With respect to Mortgage Loans secured by units in a condominium project, the related Mortgagor initially controls the owner's association related to the condominium project securing such loans, either by voting preference or numerical majority. However, with the sale of the individual condominium units, the Mortgagor will eventually relinquish voting control over the condominium association. Without voting control of the owner's association, the Mortgagor may be limited in its ability to direct the operation of the Mortgaged Property and to make improvements to common areas that may be necessary or desirable to enhance the marketability of the remaining units or otherwise preserve the Mortgaged Property. The value of the condominium units securing the Mortgage Loans could be adversely affected if and when the Mortgagor no longer possesses such control rights, and the value of the Mortgagor's security would be likewise affected. Additionally, all Mortgage Loans related to a single condominium project are generally cross-collateralized and cross-defaulted. Thus, if the Mortgagor is unable to make timely payments, all related Mortgage Loans will become defaulted Mortgage Loans at the same time.

                                               VERSION 9: CONDOMINIUM PROPERTIES

The following will be inserted in the Commercial Loan Prospectus under "DESCRIPTION OF THE TRUST FUNDS," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL," immediately following "General":


         MORTGAGE LOANS SECURED BY CONDOMINIUMS

                  Mortgage Loans secured by condominium properties are typically pooled in connection with a distinct condominium development project. All such Mortgage Loans related to a single project are generally cross- collateralized and cross-defaulted with each other. Such Mortgage Loans are typically made to provide financing to single asset borrowers to refurbish existing projects that have an active sales program. While the financing is provided on a long-term, fully-amortizing basis, the project's sales program is evaluated with the objective of obtaining sales of all individual condominium units over a short-term period. Upon completion of the improvements, the units in the condominium properties will be sold to third-party purchasers and the related Mortgage Loans will be paid off with the proceeds. The single asset entity that is the Mortgagor on each pool of Mortgage Loans for a particular condominium project generally makes only one monthly payment representing the entire monthly payment on all of the related Mortgage Loans. Failure to make such payment will result in a default on all of the related Mortgage Loans to such entity.

                  Significant factors determining the value and successful operation of a condominium project are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities, site-built single family homes and other condominium projects), the physical attributes of the condominium (such as its age and appearance) and state and local regulations affecting such property.

                  The ability of the Mortgagor to repay these Mortgage Loans will likely be dependent on the ability of such Mortgagor to sell the individual condominium units to a third party purchaser. The ability of the Mortgagor to sell the individual units may be affected by construction of additional housing units, local or regional economic factors and national and local politics. The location and construction quality of a particular building may affect the marketability and price charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

PROSPECTUS


                           IMPAC SECURED ASSETS CORP.
                                    DEPOSITOR

                            PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.
                                                  (COVER CONTINUED ON NEXT PAGE)
                      ------------------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, ANY PRIMARY SERVICER, IMPAC FUNDING CORPORATION, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND SERVICING AGREEMENT AND ONE OR MORE SERVICING AGREEMENTS, OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      ------------------------------------

         Prospective investors should review the information appearing under the caption "Risk Factors" beginning on page __ herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

             THE DATE OF THIS PROSPECTUS IS __________________, 1998

         Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

         Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any Series will be made only from the assets of the related Trust Fund.

         The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and under the caption "Certain Prepayment, Maturity and Yield Considerations" in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         All CMBS will have been acquired for inclusion in a Trust Fund in purely secondary transactions from a seller other than the issuer thereof and any of its affiliates. The factors considered by the Registrant in determining that the CMBS have been acquired in purely secondary market transactions include the following: the Depositor's historical relationship with the underlying issuer, whether or not any distribution by the Depositor with respect to other securities of that issuer is presently occurring or being considered, whether the Depositor was involved in the initial distribution of the underlying securities, and the period of time elapsed between initial distribution and the securitization transaction.

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. See "Federal Income Tax Consequences" herein.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.


                              PROSPECTUS SUPPLEMENT

         As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any Series, the "TRUST ASSETS"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates;

(vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Primary Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.


                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

         To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (I.E., the related Mortgagors') rights in one or more leases (each, a "LEASE") on the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no Series of Certificates will represent interests in or obligations of any lessee (each, a "LESSEE") under a Lease. If indicated, however, in the Prospectus Supplement for a given Series, a significant or the sole source of payments on the Mortgage Loans in such Series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related Series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         A Master Servicer or the Trustee will be required to mail to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued, or to the extent provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to Beneficial Owners (as defined herein) in the Certificates upon request to their respective DTC Participants or Indirect Participants (as defined herein). See "Description of the Certificates -- Reports to Certificateholders" and "Description of the Agreements -- Evidence as to Compliance."

         The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Impac Secured Assets Corp., 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, Attention: Mary Glass-Schannault. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS
                                   (continued)

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT........................................................2

AVAILABLE INFORMATION........................................................3

INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE.....................................................4

SUMMARY OF PROSPECTUS........................................................8

RISK FACTORS................................................................14
     Limited Liquidity......................................................14
     Limited Assets.........................................................14
     Prepayments and Effect on Average Life
         of Certificates and Yields.........................................14
     Limited Nature of Ratings..............................................15
     Risks Associated with Mortgage Loans
         and Mortgaged Properties...........................................15
     Risks Associated with Commercial Loans
         and Leases.........................................................16
     Balloon Payments.......................................................16
     Junior Mortgage Loans..................................................17
     Obligor Default........................................................17
     Mortgagor Type.........................................................17
     Credit Support Limitations.............................................17
     Enforceability.........................................................18
     Environmental Risks....................................................18
     Delinquent and Non-Performing
         Mortgage Loans.....................................................19
     ERISA Considerations...................................................19
     Certain Federal Tax Considerations Re-
         garding REMIC Residual Certificates................................19
     Control................................................................19
     Book-Entry Registration................................................19

DESCRIPTION OF THE TRUST FUNDS..............................................19
     Assets.................................................................20
     Mortgage Loans.........................................................20
     CMBS...................................................................23
     Accounts...............................................................24
     Credit Support.........................................................24
     Cash Flow Agreements...................................................25

USE OF PROCEEDS.............................................................25

YIELD CONSIDERATIONS........................................................25
     General................................................................25
     Pass-Through Rate......................................................25
     Timing of Payment of Interest..........................................25
     Payments of Principal; Prepayments.....................................26
     Prepayments -- Maturity and Weighted
         Average Life.......................................................26
     Other Factors Affecting Weighted
         Average Life.......................................................27

THE DEPOSITOR...............................................................28

DESCRIPTION OF THE CERTIFICATES.............................................28
     General................................................................28
     Distributions..........................................................29
     Available Distribution Amount..........................................29
     Distributions of Interest on the Certificates..........................30
     Distributions of Principal of the Certificates.........................30
     Components.............................................................31
     Distributions on the Certificates of
         Prepayment Premiums or in Respect of
         Equity Participations..............................................31
     Allocation of Losses and Shortfalls....................................31
     Advances in Respect of Delinquencies...................................31
     Reports to Certificateholders..........................................32
     Termination............................................................34
     Book-Entry Registration and
         Definitive Certificates............................................34

DESCRIPTION OF THE AGREEMENTS...............................................35
     Assignment of Assets; Repurchases......................................36
     Representations and Warranties;
         Repurchases........................................................37
     Accounts...............................................................38
     Collection and Other Servicing Procedures..............................40
     Hazard Insurance Policies..............................................43
     Rental Interruption Insurance Policy...................................44
     Fidelity Bonds and Errors and
         Omissions Insurance................................................44
     Due-on-Sale and Due-on-Encumbrance
         Provisions.........................................................44
     Retained Interest; Servicing Compensation
         and Payment of Expenses............................................44
     Evidence as to Compliance..............................................45
     Certain Matters Regarding each Servicer
         and the Depositor..................................................45
     Events of Default......................................................46
     Rights Upon Event of Default...........................................46
     Amendment..............................................................47
     The Trustee............................................................47
     Duties of the Trustee..................................................47
     Certain Matters Regarding the Trustee..................................48
     Resignation and Removal of the Trustee.................................48

DESCRIPTION OF CREDIT SUPPORT...............................................48
     General................................................................48
     Subordinate Certificates...............................................49
     Cross-Support Provisions...............................................49
     Insurance or Guarantees with Respect
         to the Whole Loans.................................................49
     Letter of Credit.......................................................49
     Insurance Policies and Surety Bonds....................................50
     Reserve Funds..........................................................50
     Credit Support with respect to CMBS....................................50

CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS AND THE LEASES...............................................50
     General................................................................51
     Types of Mortgage Instruments..........................................51

                                TABLE OF CONTENTS
                                   (continued)

     Interest in Real Property..............................................51
     Leases and Rents.......................................................51
     Personalty.............................................................52
     Cooperative Loans......................................................52
     Foreclosure............................................................53
     Bankruptcy Laws........................................................57
     Environmental Legislation..............................................59
     Due-on-Sale and Due-on-Encumbrance.....................................61
     Subordinate Financing..................................................62
     Default Interest, Prepayment Charges
         and Prepayments....................................................62
     Acceleration on Default................................................62
     Applicability of Usury Laws............................................62
     Certain Laws and Regulations; Types
         of Mortgaged Properties............................................63
     Americans With Disabilities Act........................................63
     Soldiers' and Sailors' Civil Relief
         Act of 1940........................................................63
     Forfeitures in Drug and RICO Proceedings...............................64

FEDERAL INCOME TAX CONSEQUENCES.............................................64
         General............................................................64
     Grantor Trust Funds....................................................64
     REMICs.................................................................70
     Prohibited Transactions and Other Taxes................................82
     Liquidation and Termination............................................82
     Administrative Matters.................................................82
     Tax-Exempt Investors...................................................83
     Residual Certificate Payments to
         Non-U.S. Persons...................................................83
     Tax-Related Restrictions on Transfers of
         REMIC Residual Certificates........................................83

STATE TAX CONSIDERATIONS....................................................85

ERISA CONSIDERATIONS........................................................85
     General................................................................85
     Prohibited Transactions................................................85
     Review by Plan Fiduciaries.............................................86

LEGAL INVESTMENT............................................................87

METHOD OF DISTRIBUTION......................................................88

LEGAL MATTERS...............................................................89

FINANCIAL INFORMATION.......................................................89

RATING......................................................................89

                              SUMMARY OF PROSPECTUS

THE FOLLOWING SUMMARY OF CERTAIN PERTINENT INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF CERTIFICATES CONTAINED IN THE PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF SUCH "SERIES." AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.

Title of Certificates..........     Mortgage Pass-Through Certificates, issuable
                                    in Series (the "CERTIFICATES").

Depositor......................     Impac Secured Assets Corp. (the
                                    "DEPOSITOR"), a wholly-owned subsidiary of
                                    Impac Funding Corporation. See "The
                                    Depositor."

Master Servicer................     The master servicer (the "MASTER SERVICER"),
                                    if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus
                                    Supplement. See "Description of the
                                    Agreements-- Collection and Other Servicing
                                    Procedures."

Special Servicer...............     The special servicer (the "SPECIAL
                                    SERVICER"), if any, for each Series of
                                    Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus
                                    Supplement. See "Description of the
                                    Agreements -- Special Servicers."

Primary Servicer...............     The primary servicer (the "PRIMARY
                                    SERVICER"), if any, for each Series of
                                    Certificates, which may be an affiliate of the Depositor, will be named in the related
                                    Prospectus Supplement. See "Description of the Agreements-- Collection and Other
                                    Servicing Procedures."

Trustee  ......................     The trustee (the "TRUSTEE") for each Series
                                    of Certificates will be named in the related
                                    Prospectus Supplement. See "Description of the Agreements -- The Trustee."

The Trust Assets...............     Each Series of Certificates will represent
                                    in the aggregate the entire beneficial
                                    ownership interest in a Trust Fund
                                    consisting of:

(a) Mortgage Assets............     The Mortgage Assets with respect to each
                                    Series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "MORTGAGE
                                    LOANS") and/or mortgage participations,
                                    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans
                                    (collectively, the "CMBS") or a combination of Mortgage Loans and CMBS. The Mortgage
                                    Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus
                                    Supplement, by any governmental agency or instrumentality or other person. The CMBS may be guaranteed or insured by an affiliate of the Depositor, the Federal Home Loan
                                    Mortgage Corporation, the Federal National
                                    Mortgage Association, the Government
                                    National Mortgage Association, or any other person specified in the related Prospectus
                                    Supplement. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units (the "MULTIFAMILY PROPERTIES") or (ii) office buildings, retail centers, hotels or motels, health care-related facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, condominiums, mixed use or other types of commercial properties (the
                                    "COMMERCIAL PROPERTIES"). The term
                                    "MORTGAGED PROPERTIES" shall refer to
                                    Multifamily Properties or Commercial
                                    Properties, or both.

                                    To the extent described in the related
                                    Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "LEASE") of one or more lessees (each, a "LESSEE") of all or a portion of the related Mortgaged Properties. To the extent specified in the related Prospectus

                                    Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds -- Mortgage Loans -- Leases" and "Risk Factors -- Limited Assets" herein.

                                    The Mortgaged Properties may be located in the United States or its territories. All Mortgage Loans will have individual principal balances at origination of not less than $250,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                    Each Mortgage Loan may provide for no
                                    accrual of interest or for accrual of
                                    interest thereon at an interest rate (a
                                    "MORTGAGE INTEREST RATE") that is fixed over its term or that adjusts from time to time, or is partially fixed and partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. The floating Mortgage Interest Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds -- Assets."

(b) Collection Accounts........     Each Trust Fund will include one or more
                                    accounts established and maintained on
                                    behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See
                                    "Description of the Agreements--
                                    Distribution Account and Other Collection
                                    Accounts."

(c) Credit Support.............     If so provided in the related Prospectus
                                    Supplement, partial or full protection
                                    against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related Series in the form of subordination of one or more other classes of Certificates of such Series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof
                                    (any such coverage with respect to the
                                    Certificates of any Series, "CREDIT
                                    SUPPORT"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. See "Risk Factors
                                    -- Credit Support Limitations" and
                                    "Description of Credit Support."

(d) Cash Flow Agreement........     If so provided in the related Prospectus
                                    Supplement, the Trust Fund may include
                                    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets of one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "CASH FLOW AGREEMENT"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related
                                    Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The
                                    Prospectus Supplement for any Series of
                                    Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS. See
                                    "Description of the Trust Funds-- Cash Flow
                                    Agreements."

Description of Certificates....     Each Series of Certificates evidencing an
                                    interest in a Trust Fund that includes
                                    Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each Series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. To the extent specified in the Prospectus
                                    Supplement, the Mortgage Loans shall be
                                    serviced pursuant to a pooling and servicing agreement and one or more servicing agreements. Pooling and servicing agreements, servicing agreements and trust agreements are referred to herein as the "AGREEMENTS". Each Series of Certificates will include one or more classes. Each
                                    Series of Certificates (including any class or classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped
                                    Interest Certificates, as defined below) will have a stated principal amount (a
                                    "CERTIFICATE BALANCE") and (other than
                                    certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or floating interest rate (a "PASS- THROUGH RATE"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate, if any, for each class of Certificates or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate.

Distributions on Certificates..     Each Series of Certificates will consist of
                                    one or more classes of Certificates that may
                                    (i) provide for the accrual of interest
                                    thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "SENIOR
                                    CERTIFICATES") or subordinate (collectively,
                                    "SUBORDINATE CERTIFICATES") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
                                    (iii) be entitled to principal
                                    distributions, with disproportionately low, nominal or no interest distributions
                                    (collectively, "STRIPPED PRINCIPAL
                                    CERTIFICATES"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions
                                    (collectively, "STRIPPED INTEREST
                                    CERTIFICATES"); (v) provide for
                                    distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "ACCRUAL
                                    CERTIFICATES"); (vi) provide for
                                    distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped
                                    Principal Certificate component and a
                                    Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus
                                    Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate
                                    Balance, notional amount and Pass- Through
                                    Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                    The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors -- Limited Assets" and "Description of the Certificates."

(a) Interest...................     Interest on each class of Offered
                                    Certificates (other than Stripped Principal
                                    Certificates and certain classes of Stripped
                                    Interest Certificates) of each Series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "DISTRIBUTION DATE").
                                    Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related
                                    Prospectus Supplement. Distributions of
                                    interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related
                                    Prospectus Supplement. Stripped Principal
                                    Certificates with no stated Pass-Through
                                    Rate will not accrue interest. See "Risk
                                    Factors-- Prepayments and Effect on Average
                                    Life of Certificates and Yields," "Yield
                                    Considerations" and "Description of the
                                    Certificates-- Distributions of Interest on the Certificates."

(b) Principal..................     The Certificates of each Series initially
                                    will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Mortgage Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "CUT-OFF DATE"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust
                                    Fund. To the extent provided in the related
                                    Prospectus Supplement, distributions of
                                    principal will be made on each Distribution
                                    Date to the class or classes of Certificates entitled thereto until the Certificate
                                    Balances of such Certificates have been
                                    reduced to zero. To the extent specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related
                                    Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See
                                    "Description of the Certificates--
                                    Distributions of Principal of the
                                    Certificates."

Advances.......................     To the extent provided in the related
                                    Prospectus Supplement, the Primary Servicer, the Special Servicer or the Master Servicer
                                    (each, a "SERVICER") will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Whole
                                    Loans in such Trust Fund which it deems
                                    recoverable. Any such advances will be made under and subject to any determinations or conditions set forth in the related
                                    Prospectus Supplement. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances.
                                    Advances made by a Master Servicer are
                                    reimbursable generally from subsequent
                                    recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus
                                    Supplement for any Series, each Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus
                                    Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS. See
                                    "Description of the Certificates -- Advances in Respect of Delinquencies."

Termination....................     If so specified in the related Prospectus
                                    Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage
                                    Assets in the related Trust Fund by the
                                    party specified therein, under the
                                    circumstances and in the manner set forth therein. If so provided in the related
                                    Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Mortgage
                                    Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, or purchase such Mortgage Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus
                                    Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the
                                    Certificates-- Termination."

Registration of Certificates...     If so provided in the related Prospectus
                                    Supplement, one or more classes of the
                                    Offered Certificates will initially be
                                    represented by one or more Certificates
                                    registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See
                                    "Risk Factors-- Book-Entry Registration" and
                                    "Description of the Certificates --
                                    Book-Entry Registration and Definitive
                                    Certificates."

Tax Status of the Certificates.     The Certificates of each Series will
                                    constitute either (i) "regular interests"
                                    ("REMIC REGULAR CERTIFICATES") or a single class of "residual interests" ("REMIC
                                    RESIDUAL CERTIFICATES") in a Trust Fund or a portion of a Trust Fund treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended
                                    (the "CODE"), or (ii) interests ("GRANTOR
                                    TRUST CERTIFICATES") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

(a) REMIC......................     REMIC Regular Certificates generally will be
                                    treated as debt obligations of the
                                    applicable REMIC for federal income tax
                                    purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See
                                    "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

                                    The Offered Certificates will be treated as
                                    (i) assets described in section
                                    7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, in each case to the extent described herein and in the related Prospectus Supplement. See "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

(b) Grantor Trust..............     If no election is made to treat the Trust
                                    Fund relating to a Series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                    Investors are urged to consult their tax advisors and to review "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations...........     A fiduciary of an employee benefit plan and
                                    certain other retirement plans and
                                    arrangements, including individual
                                    retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested and any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity, that is subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.
                                    Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Description of the Certificates -- General" and "ERISA
                                    Considerations."

Legal Investment...............     The related Prospectus Supplement will
                                    specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary
                                    Mortgage Market Enhancement Act of 1984.
                                    Investors whose investment authority is
                                    subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered
                                    Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating.........................     At the date of issuance, as to each Series,
                                    each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "RATING AGENCY").
                                    See "Rating" herein and in the related
                                    Prospectus Supplement.

                                    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

         Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates -- Reports to Certificateholders," "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements -- Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Termination."

LIMITED ASSETS

         The Certificates will not represent an interest in or obligation of the Depositor, any Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable, the "WARRANTING PARTY") pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, any Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

         Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

         Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating.

         The amount, type and nature of credit support, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

         Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds -- Assets." The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single family loan typically is dependent primarily upon the Mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

         The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

         It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

         Further, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

         If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

         If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. To the extent specified in the related Prospectus Supplement, each such Commercial Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the Mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if releasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property is liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

         Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (I.E., balloon payments) at their stated maturity (the "BALLOON MORTGAGE LOANS"). Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

         To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loans would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

         If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

         Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

         The Prospectus Supplement for a Series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

         A Series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "COVERED TRUST"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

         The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

         Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

         Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

         If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Leases and Rents."

ENVIRONMENTAL RISKS

         Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the Mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that no Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials (as defined herein) for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any Hazardous Materials are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Environmental Legislation."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

         If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. To the extent described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Certificates of such series.

ERISA CONSIDERATIONS

         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

         Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their PRO RATA share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences -- REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to, and may be substantially more than, the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that under applicable Treasury regulations REMIC residual interests cannot be marked-to-market. See "Federal Income Tax Consequences -- REMICs."

CONTROL

         Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("VOTING RIGHTS") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements -- Events of Default," "--Rights Upon Event of Default" and "--Amendment."

BOOK-ENTRY REGISTRATION

         If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "CERTIFICATEHOLDERS" (as that term is to be used in the related Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."


                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each Trust Fund will include (i) one or more multifamily and/or commercial mortgage loans (the "MORTGAGE LOANS"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities (collectively, the "CMBS"), or (iii) a combination of Mortgage Loans and CMBS. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying CMBS. Mortgage Loans that secure, or interests in which are evidenced by, CMBS are herein sometimes referred to as "UNDERLYING MORTGAGE LOANS". Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "WHOLE LOANS". Any mortgage participations, pass-through certificates or other asset-backed certificates in which an CMBS evidences an interest or which secure an CMBS are sometimes referred to herein also as CMBS or as "UNDERLYING CMBS". Mortgage Loans and CMBS are sometimes referred to herein as "MORTGAGE ASSETS". No CMBS originally issued in a private placement will be included as an asset of a Trust Fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act has expired or such CMBS has been registered under the Securities Act. The Mortgage Assets will not be guaranteed or insured by Impac Secured Assets Corp. (the "DEPOSITOR") or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "ASSET SELLER"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS.

         To the extent specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Mortgage Assets.

MORTGAGE LOANS

GENERAL

         The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings ("MULTIFAMILY PROPERTIES" and the related loans, "MULTIFAMILY LOANS") or (ii) office buildings, retail centers, hotels or motels, health care-related facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, condominiums, mixed use or other types of commercial properties ("COMMERCIAL PROPERTIES" and the related loans, "COMMERCIAL LOANS") located, to the extent specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or any territories of the United States. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("COOPERATIVES"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Prospectus Supplement will specify whether the term of any such leasehold exceeds the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "ORIGINATOR") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "MORTGAGE NOTES") secured by mortgages or deeds of trust (the "MORTGAGES") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

LEASES

         To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related Mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the Mortgagor and the mortgagee may agree that payments under Leases are to be made directly to a Servicer.

         To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the Mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the Mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the Mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the Mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the Mortgagor must rely entirely on rent paid by such Lessee in order for the Mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the Mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. To the extent specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "DEBT SERVICE COVERAGE RATIO" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "NET OPERATING INCOME" means, for any given period, to the extent specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

         As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) retail centers, office buildings and industrial properties. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the Mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee rather than the Mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Mortgage Loans -- Leases" above.

         While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

         The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor.

         Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

         While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors -- Risks Associated with Mortgage Loans and Mortgaged Properties," " --Balloon Payments," " --Junior Mortgage Loans," " --Obligor Default" and " --Mortgagor Type."

LOAN-TO-VALUE RATIO

         The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "VALUE" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "REFINANCE LOANS" are loans made to refinance existing loans. To the extent set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan- to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with floating Mortgage Interest Rates ("ARM LOANS"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans -- Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         To the extent specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $250,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "MORTGAGE INTEREST RATE") that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "LOCK-OUT PERIOD" and the date of expiration thereof, a "LOCK-OUT DATE") or require payment of a premium or a yield maintenance penalty (a "PREPAYMENT PREMIUM") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("EQUITY PARTICIPATIONS"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

CMBS

         Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "CMBS AGREEMENT"). A seller (the "CMBS ISSUER") and/or servicer (the "CMBS SERVICER") of the underlying Mortgage Loans (or Underlying CMBS) will have entered into the CMBS Agreement with a trustee or a custodian under the CMBS Agreement (the "CMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or CMBS evidenced by the CMBS.

         Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related Prospectus Supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the CMBS by the CMBS Trustee or the CMBS Servicer. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying CMBS evidenced by or securing such CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

         The Prospectus Supplement for a Series of Certificates evidencing interests in Mortgage Assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying CMBS or directly to such CMBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying CMBS for such CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying CMBS may be substituted for those originally underlying the CMBS, (x) the servicing fees payable under the CMBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying CMBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

ACCOUNTS

         Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements -- Accounts -- Distribution Account" and "--Accounts -- Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related Series in the form of subordination of one or more other classes of Certificates in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "CREDIT SUPPORT"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "CASH FLOW AGREEMENT"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.


                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

         Certificates of any class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Mortgage Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a Series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more classes of the Certificates of such Series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

         When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, to the extent specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

         The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each class of such Series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related Series.

         If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the CMBS. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related Series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

         Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR.

         The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The Prospectus Supplement with respect to each Series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such Series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

TYPE OF MORTGAGE ASSET

         A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, to the extent provided in the related Prospectus Supplement, the Master Servicer or Primary Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions."

SINGLE MORTGAGE LOAN OR SINGLE MORTGAGOR

         The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single Mortgagor or related Mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single Mortgagor.


                                  THE DEPOSITOR

         Impac Secured Assets Corp., the Depositor, is a wholly-owned subsidiary of Impac Funding Corporation and was incorporated in the State of California on May 6, 1996. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor maintains its principal office at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707. Its telephone number is (714) 556-0122.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates of each Series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "SENIOR CERTIFICATES") or subordinate (collectively, "SUBORDINATE CERTIFICATES") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "STRIPPED PRINCIPAL CERTIFICATES"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "STRIPPED INTEREST CERTIFICATES"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "ACCRUAL CERTIFICATES");
(vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

         Each class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a Series may be issued in definitive form ("DEFINITIVE CERTIFICATES") or in book-entry form ("BOOK-ENTRY CERTIFICATES"), as provided in the related Prospectus Supplement. See "Risk Factors -- Book-Entry Registration" and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors -- Limited Liquidity" and "--Limited Assets."

DISTRIBUTIONS

         Distributions on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "RECORD DATE"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "DETERMINATION DATE"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; PROVIDED, HOWEVER, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "AVAILABLE DISTRIBUTION AMOUNT" for each Distribution Date equals the sum of the following amounts:

         (i) the total amount of all cash on deposit in the related Distribution Account as of the corresponding Determination Date, including Servicer advances, net of any scheduled payments due and payable after such Distribution
Date;

         (ii) interest or investment income on amounts on deposit in the Distribution Account, including any net amounts paid under any Cash Flow Agreements; and

         (iii) to the extent not on deposit in the related Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

         As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the
Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof (the "PASS-THROUGH RATE"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. To the extent specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "ACCRUED CERTIFICATE INTEREST" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. To the extent provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. To the extent provided in the related Prospectus Supplement, the Accrued Certificate Interest on a Series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that Series will be specified in the related Prospectus Supplement.

         The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or; in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. To the extent provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See " Risk Factors -- Prepayments and Effect on Average Life of Certificates and Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The Certificates of each Series, other than certain classes of Stripped Interest Certificates, will have a "CERTIFICATE BALANCE" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass- Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any Series of Certificates evidencing an interest in a Trust Fund, to the extent provided in the related Prospectus Supplement, a Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Distribution Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund and were delinquent on the related Determination Date, subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, each Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Trust Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. To the extent provided in the related Prospectus Supplement, advances of a Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "RELATED PROCEEDS") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such Series; PROVIDED, HOWEVER, that any such advance will be reimbursable from any amounts in the Distribution Account prior to any distributions being made on the Certificates to the extent that a Servicer (or such other entity) shall determine in good faith that such advance (a "NONRECOVERABLE ADVANCE") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Trust Assets otherwise distributable on such Subordinate Certificates. If advances have been made by a Servicer from excess funds in the Distribution Account, such Servicer is required to replace such funds in the Distribution Account on any future Distribution Date to the extent that funds in the Distribution Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of a Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, a Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Trust Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.

REPORTS TO CERTIFICATEHOLDERS

         To the extent provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a Series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

         (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

         (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

         (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

         (iv) the amount of related servicing compensation received by each Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

         (v) the aggregate amount of advances included in such distribution, and the aggregate amount of any unreimbursed advances at the close of business on such Distribution Date;

         (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution
Date;

         (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

         (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,
(e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice,
(g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

         (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

         (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

         (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

         (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to each Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

         (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

         (xv) the aggregate amount of principal prepayments made during the related Due Period;

         (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

         (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xviii) in the case of Certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related
Prospectus Supplement;

         (xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

         (xx) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder of any class of Certificates, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any CMBS. The Prospectus Supplement for each Series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.

         Unless and until Definitive Certificates are issued, or to the extent provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer or the Trustee to Cede. Such statements or reports may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participant. In addition, the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Certificate. See "--Book-Entry Registration and Definitive Certificates."

TERMINATION

         The obligations created by the Agreements for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the Distribution Account or by any Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreements will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein. In such an event, the applicable purchase price will be sufficient to pay the aggregate Certificate Balance and any undistributed shortfall in interest of such class or classes of Certificates. Further, in such an event, there will be no continuing direct or indirect liability of the related trust or Certificateholders as sellers of such assets in connection with any such sale.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

         Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("BENEFICIAL OWNERS") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("CEDE"), on each such date DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreements) will be Cede, as nominee of DTC, and the Beneficial Owners will not be recognized by the Trustee as Certificateholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Servicers, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("DEFINITIVE CERTIFICATES"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Beneficial Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for re-registration, the Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.


                          DESCRIPTION OF THE AGREEMENTS

         The Certificates of each Series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, if specified in the related Prospectus Supplement, a Special Servicer and the Trustee. The Certificates of each Series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. The Master Servicer, any Special Servicer and the Trustee with respect to any Series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. The Mortgage Loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, to the extent specified in the related Prospectus Supplement, a Servicing Agreement among the Depositor (or an affiliate thereof), a Master Servicer, a Special Servicer and a Primary Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement and a form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "CERTIFICATE" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee specified in the related Prospectus Supplement.

         To the extent specified in the related Prospectus Supplement, the Mortgage Loans included in each Trust Fund were being serviced prior to the issuance of the related Series of Certificates pursuant to the terms of a Servicing Agreement by the Master Servicer, the Special Servicer and/or a Primary Servicer. To the extent specified in the related Prospectus Supplement, following the issuance of the related Series of Certificates, such Mortgage Loans will continue to be serviced pursuant to such Servicing Agreement, together with the related Pooling and Servicing Agreement. Pursuant to the terms of each Servicing Agreement, a Primary Servicer or a Special Servicer will service the Mortgage Loans directly and a Master Servicer may monitor the activities of each Primary Servicer and Special Servicer. The Depositor shall assign its rights under each Servicing Agreement to the Trustee for the benefit of the Certificateholders.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. To the extent provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each CMBS included in the related Trust Fund, including without limitation, the CMBS Issuer, CMBS Servicer and CMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which to the extent specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. To the extent provided in the related Prospectus Supplement, the related Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

         The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. To the extent specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then to the extent specified in the related Prospectus Supplement, the Depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. To the extent specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Mortgage Asset or repurchasing or substituting for such Mortgage Asset, the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Primary Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

         With respect to each CMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. To the extent provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         To the extent provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign representations and warranties, as of a specified date (the person making such representations and warranties, the "WARRANTING PARTY") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

         Any Warranting Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Certificates evidencing an interest in such Whole Loan. To the extent specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

         To the extent provided in the related Prospectus Supplement, the Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "PURCHASE PRICE" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each Servicer. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. To the extent specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

         Neither the Depositor (except to the extent that it is the Warranting Party) nor any Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

         To the extent provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

         Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation in a Pooling and Servicing Agreement of a Master Servicer or Special Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. A breach of any such representation in a Servicing Agreement of a Servicer which continues unremedied for thirty days after giving notice of such breach to such Servicer will constitute an Event of Default under such Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

ACCOUNTS

GENERAL

         Each Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "ACCOUNTS"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds an Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which such Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such Series. The collateral eligible to secure amounts in an Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("PERMITTED INVESTMENTS"). An Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. To the extent provided in the related Prospectus Supplement, any interest or other income earned on funds in an Account will be paid to a Servicer or its designee as additional servicing compensation. An Account may be maintained with an institution that is an affiliate of a Servicer provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, an Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

         To the extent provided in the related Prospectus Supplement, the Primary Servicer will deposit or cause to be deposited in an Account on a daily basis, to the extent provided in the related Agreement, the following payments and collections received, or advances made, by the Primary Servicer:

         (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

         (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;

         (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "INSURANCE PROCEEDS") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("LIQUIDATION PROCEEDS"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (iv) any advances made as described under "Description of the Certificates -- Advances in Respect of Delinquencies";

         (v) any amounts representing Prepayment Premiums;

         (vi) any amounts received from a Special Servicer;

         but excluding any REO Proceeds and penalties or modification fees which may be retained by the Primary Servicer. REO Proceeds shall be maintained in an Account by the Special Servicer.

         Once a month the Primary Servicer and the Special Servicer remit funds on deposit in the Account each maintains together with any P&I Advances to the Master Servicer for deposit in an Account maintained by the Master
Servicer.

WITHDRAWALS

         A Servicer may, from time to time, to the extent provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from an Account for each Trust Fund for any of the following purposes:

         (i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Certificates -- Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by such Servicer as late collections of interest on and principal of the particular Whole Loans with respect to which the advances were made;

         (ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

         (iii) to reimburse a Servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Trust Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related Series;

         (iv) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

         (v) to the extent provided in the related Prospectus Supplement, to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Account; and

         (vi) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

If and to the extent specified in the Prospectus Supplement amounts may be withdrawn from any Account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences -- REMIC -- Prohibited Transactions and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property; and obtaining various opinions of counsel pursuant to the related Agreement for the benefit of Certificateholders.

DISTRIBUTION ACCOUNT

         To the extent specified in the related Prospectus Supplement, the Trustee will, as to each Trust Fund, establish and maintain, or cause to be established and maintained, one or more separate Accounts for the collection of payments from the Master Servicer immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT"). The Trustee will also deposit or cause to be deposited in a Distribution Account the following amounts:

    (i) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Certificates as described under "Description of Credit Support";

    (ii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds -- Cash
    Flow Agreements";

    (iii) all proceeds of any Trust Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination" (also, Liquidation Proceeds); and

    (iv) any other amounts required to be deposited in the Distribution Account as provided in the related Agreement and described in the related Prospectus Supplement.

         The Trustee may, from time to time, to the extent provided in the related Agreements and described in the related Prospectus Supplement, make a withdrawal from a Distribution Account to make distributions to the Certificateholders on each Distribution Date.

OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any Series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Primary Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Accounts -- Deposits" above for one or more Series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Distribution Account as described under "--Accounts -- Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

PRIMARY SERVICER

         The Primary Servicer is required under each Servicing Agreement to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Servicing Agreement, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "SERVICING STANDARD").

         Each Primary Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the Mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any

Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the Primary Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans.

MASTER SERVICER

         The Master Servicer shall monitor the actions of the Primary Servicer and the Special Servicer to confirm compliance with the Agreements.

         To the extent specified in the related Prospectus Supplement, a Master Servicer, as servicer of the Mortgage Loans, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. See "Description of Credit Support."

         If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Distribution Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

SPECIAL SERVICER

         A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. To the extent provided in the related Prospectus Supplement, upon the occurrence of any of the following events (each a "SERVICING TRANSFER EVENT") with respect to a Mortgage Loan, servicing for such Mortgage Loan (thereafter, a "SPECIALLY SERVICED MORTGAGE LOAN") will be transferred from the Primary Servicer to the Special Servicer:

         (a) such Mortgage Loan becomes a defaulted Mortgage Loan,

         (b) the occurrence of certain events indicating the possible insolvency of the Mortgagor,

         (c) the receipt by the Primary Servicer of a notice of foreclosure of any other lien on the related Mortgaged Property,

         (d) the Master Servicer or the Primary Servicer determines that a payment default is imminent,

         (e) with respect to a Balloon Mortgage Loan, no assurances have been given as to the ability of the Mortgagor to make the final payment thereon, or

         (f) the occurrence of certain other events constituting defaults under the terms of such Mortgage Loan.

         The Special Servicer is required to monitor any Mortgage Loan which is in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

         Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

         The Special Servicer may agree to modify, waive or amend any term of any Specially Serviced Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Special Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Special Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

         The Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Special Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

         (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

         (ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

         To the extent provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property before the close of the third calendar year following the calendar year in which the Mortgaged Property is acquired, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. To the extent specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Foreclosure."

         If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Special Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to withdraw or cause to be withdrawn from a related Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Special Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

         To the extent specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage. To the extent specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Primary Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Primary Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Primary Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in a related Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         The Agreements for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         In addition, to the extent required by the related Mortgage, the Primary Servicer may require the Mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; PROVIDED, HOWEVER, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by a Servicer from a related Account, with interest thereon, as provided by the Agreements.

RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related Prospectus Supplement, the Primary Servicer or the Mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Primary Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Primary Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Primary Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         To the extent specified in the related Prospectus Supplement, the Agreements will require that the Servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of such Servicer. The related Agreements will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreements are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. To the extent provided in the related Prospectus Supplement, the Primary Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance. To the extent specified in the related Prospectus Supplement, any fee collected by or on behalf of the Primary Servicer for entering into an assumption agreement will be retained by or on behalf of the Primary Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by- loan basis and will be specified on an exhibit to the related Agreement. A "RETAINED INTEREST" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from Mortgagor payments as received and will not be part of the related Trust Fund.

         To the extent specified in the related Prospectus Supplement, each Servicer's primary servicing compensation with respect to a Series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Assets. The Prospectus Supplement with respect to a Series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from Mortgagors and any interest or other income which may be earned on funds held in a related Account.

         The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

         Each Servicing Agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each Servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

         Each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Servicer to the effect that such Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         To the extent provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders and Beneficial Owners without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement; provided that such Beneficial Owner shall have certified to the Master Servicer that it is the Beneficial Owner of a Certificate.

CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

         The Master Servicer, the Primary Servicer and the Special Servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to a Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

         To the extent specified in the related Prospectus Supplement, the related Agreement will provide that any Servicer may resign from its obligations and duties thereunder only with the consent of the Trustee, which may not be unreasonably withheld or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed such Servicer's obligations and duties under the related Servicing Agreement. If a Primary Servicer resigns, the Master Servicer shall assume the obligations thereof.

         To the extent specified in the related Prospectus Supplement, each Servicing Agreement will further provide that none of the Servicers, or any officer, employee, or agent thereof will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action in accordance with the Servicing standards set forth in the Servicing Agreement, in good faith pursuant to the related Servicing Agreement; PROVIDED, HOWEVER, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. To the extent specified in the related Prospectus Supplement, the Depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. To the extent specified in the related Prospectus Supplement, each Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the related Servicing Agreement or the Mortgage Loans; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Trustee undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Servicer will be entitled to be reimbursed therefor.

         Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or any person succeeding to the business of a Servicer or the Depositor will be the successor of such Servicer or the Depositor, as applicable, under the related Agreements.

EVENTS OF DEFAULT

         To the extent provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, "EVENTS OF DEFAULT" with respect to a Servicer under the related Agreements will include (i) any failure by such Servicer to distribute or cause to be distributed to the Trustee, another Servicer or the Certificateholders, any required payment within one Business Day of the date due; (ii) any failure by such Servicer to timely deliver a report that continues unremedied for two days after receipt of notice of such failure has been given to such Servicer by the Trustee or another Servicer; (iii) any failure by such Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to such Servicer; (iv) any breach of a representation or warranty made by such Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to such Servicer; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by such Servicer to maintain a required license to do business or service the Mortgage Loans pursuant to the related Agreements. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the related Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the Agreements (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. To the extent specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 25% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         To the extent described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; PROVIDED, HOWEVER, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "--Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         As described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates," unless and until Definitive Certificates are issued, Beneficial Owners may only exercise their rights as owners of Certificates indirectly through DTC, or their respective Participants and Indirect Participants.

AMENDMENT

         Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. To the extent specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; PROVIDED, HOWEVER, that to the extent specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any Series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

         The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreements.

CERTAIN MATTERS REGARDING THE TRUSTEE

         To the extent specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Distribution Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible to continue as such under the related Agreements, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any Series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

         Unless otherwise provided in the related Prospectus Supplement for a Series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "COVERED TRUST"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

         If Credit Support is provided with respect to one or more classes of Certificates of a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors -- Credit Support Limitations."

SUBORDINATE CERTIFICATES

         If so specified in the related Prospectus Supplement, one or more classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Mortgage Assets for a Series are divided into separate groups, each supporting a separate class or classes of Certificates of a Series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

         If so provided in the Prospectus Supplement for a Series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

         If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C BANK"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

         If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Trust Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO CMBS

         If so provided in the Prospectus Supplement for a Series of Certificates, the CMBS in the related Trust Fund and/or the Mortgage Loans underlying such CMBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.


           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds -- Assets."

GENERAL

         All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a Mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a Mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "MORTGAGOR" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the Mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the Mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the Mortgagor. At origination of a mortgage loan involving a land trust, the Mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the Mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the Mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the Mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the Mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the Mortgagor, which remains entitled to collect such rates absent a default, or pledged by the Mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

         Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a Series of Offered Certificate, the Mortgage Loans may also consist of cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by cooperative housing corporation (a "COOPERATIVE") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property Mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure -- Cooperative Loans" below.

FORECLOSURE

GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the Mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the Mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the Mortgagor's default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the Mortgagor failed to maintain the mortgaged property adequately or the Mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a Mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the Mortgagor.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non- collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the Mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the Mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The Mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the Mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the Mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the Mortgagor is in default. Any additional proceeds are generally payable to the Mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

         In connection with a Series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the Mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the Mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held after the close of the third calendar year following the calendar year in which the property is acquired. To the extent provided in the related Prospectus Supplement, with respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than such period if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

ANTI-DEFICIENCY LEGISLATION

         Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the Mortgagor. Even if a mortgage loan by its terms provides for recourse to the Mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. In certain other states, the lender has the option of bringing a personal action against the Mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the Mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

         Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the Mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the Mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

         In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "BANKRUPTCY CODE"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

COOPERATIVE LOANS

         The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By- laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant- stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant- stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a Series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related Series of Certificates in the event that a related Lessee or a related Mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a Mortgagor related to a Mortgaged Property if the related Mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the Mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a Mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the Mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a Mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related Series of Certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity or that are in close proximity to such properties. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

         Under the laws of many states and to some degree under Federal law, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

         A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in UNITED STATES V. FLEET FACTORS CORP. very narrowly construed CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decision could be inferred from the extent of its involvement in the facility's financial management.

         On April 29, 1992, in response to the decision in FLEET FACTORS CORP., the United States Environmental Protection Agency (the "EPA") adopted a rule interpreting and delineating CERCLA's secured-creditor exemption in EPA enforcement proceedings. The rule attempted to define and specify the range of permissible actions that may be undertaken by a foreclosing lender/holder of a contaminated facility without exceeding the bounds of the secured- creditor exemption. The rule also attempted to specify the circumstances under which governmental or government-appointed entities that acquire possession or control of contaminated facilities as conservators or receivers will be considered "involuntary" owners for purposes of CERCLA's "innocent landowner" defense to liability. Issuance of this rule by the EPA under CERCLA did not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but did not incorporate the secured-creditor exemption.

         The validity of the EPA rule was challenged in the U.S. Court of Appeals for the District of Columbia in KELLEY V. EPA. In an opinion issued on February 4, 1994, the D.C. Circuit Court invalidated EPA's lender liability rule, holding that EPA exceeded its authority in enacting the rule. The U.S. Supreme Court denied certiorari on January 17, 1995. In response, the Department of Justice ("DOJ") and the Agency issued a policy statement entitled "The Effect of Superfund on Lenders That Hold Security Interests in Contaminated Property," published in the Federal Register in Volume 60, Number 237, at pages 63517 to 63519 (December 11, 1995). That policy statement directed parties to the voided rule as the Agency's definitive view on CERCLA's secured creditor exemption, and stated that EPA and DOJ will generally follow the approach of the Lender Liability Rule and its preamble when exercising their enforcement discretion with respect to lenders.

         Under the KELLEY case, the secured-creditor exemption under CERCLA will be subject to existing case law interpretations. Some of those cases have interpreted the exemption extremely narrowly, but most of the cases since promulgation of the EPA rule have held that a lender is entitled to the protection of the secured-creditor exemption provided that a lender complies with the provisions set out in the EPA rule and does not itself (or through its agents) cause or contribute to contamination. As a result of KELLEY, the cases applying the EPA rule have little, if any, precedential value and, thus, lenders expected a return to the narrower interpretations of the exemption. In fact, recent judicial opinions indicate that a court facing lender liability issues is likely to apply principles and rationale that are consistent with EPA and DOJ's Lender Policy. SEE, E.G., UNITED STATES V. WALLACE, 893 F. Supp. 627 (N.D. Tex.
1995); Z & Z LEASING, INC. V. GRAYING REEL, INC., 873 F. Supp. 51 (E.D. Mich.
1995); KEMP INDUSTRIES, INC. V. SAFETY LIGHT CORP., 857 F. Supp. 373 (D.N.J.
1994).

         The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

         Finally, as part of the Omnibus Consolidated Appropriations Bill for Fiscal Year 1997 signed by President Clinton on September 30, 1996, Congress enacted the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 ("the Act"). The Act includes lender and fiduciary liability amendments to CERCLA, amendments to the secured creditor exemption set forth in Subtitle I of RCRA, and validation of the portion of the CERCLA Lender Liability Rule that addresses involuntary acquisitions by government entities. The amendments made by the Act apply to all claims not finally adjudicated as of September 30, 1996, which include all cases that are in the process of being settled, and are generally based on the CERCLA Lender Liability Rule. However, the amendments do not explicitly describe the steps a lender can take to avoid liability after foreclosure.

         The related Agreement will provide that the Special Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "ENVIRONMENTAL HAZARD CONDITION") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Hazard Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. Any additional restrictions on acquiring titles to a Mortgaged Property may be set forth in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warranting Party will represent and warrant that based on an environmental audit commissioned by Warranting Party, as of the date of the origination of a Mortgage Loan, the related Mortgaged Property is not affected by a Disqualifying Condition (as defined below). No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of origination of the related Mortgage Loan, whether due to actions of the Mortgagor, the Master Servicer, the Primary Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the origination of the related Mortgage Loan.

         A "DISQUALIFYING CONDITION" is defined generally as a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related Mortgage Loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or
(3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

         "HAZARDOUS MATERIALS" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the Mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the Mortgagor of an otherwise non-recourse loan, the Mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. To the extent provided in the related Prospectus Supplement, a Master Servicer or a Primary Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

         Where the Mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the Mortgagor (as junior loans often do) and the senior loan does not, a Mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Interest Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

         To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "CRIME CONTROL ACT"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Andrews & Kurth L.L.P., counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC REGULATIONS"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Andrews & Kurth L.L.P. will deliver an opinion to the Depositor that the information set forth under this caption, "Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.


GENERAL

         The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund, or a segregated portion thereof, relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

         If a REMIC election is not made, Andrews & Kurth L.L.P. will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A.       SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         CHARACTERIZATION. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of their adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Andrews & Kurth L.L.P. will have advised the Depositor that, except as described below under "b. Multiple Classes of Grantor Trust Certificates -- Treatment of Certain Owners":

         (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

         (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

         (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         STRIPPED BONDS AND COUPONS. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Government Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

         PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder holds during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         ORIGINAL ISSUE DISCOUNT. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 14, 1996, under such Sections (the "OID REGULATIONS"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 1, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory DE MINIMIS exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Grantor Trust Funds -- Multiple Classes of Grantor Trust Certificates -- Accrual of Original Issue Discount" below.

         MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of the excess of the interest paid or incurred for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount over the interest distributable thereon. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred excess interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Grantor Trust Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         ELECTION TO TREAT ALL INTEREST AS OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Grantor Trust Funds -- Single Class of Grantor Trust Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable except with the approval of the IRS.

B.       MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

STRIPPED BONDS AND STRIPPED COUPONS

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "STRIPPED BOND CERTIFICATES"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "STRIPPED COUPON CERTIFICATES").

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a DE MINIMIS discount (assuming no prepayment assumption is required), any non DE MINIMIS discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Grantor Trust Funds -- Single Class of Grantor Trust Certificates -- Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID DE MINIMIS rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

         TREATMENT OF CERTAIN OWNERS

         Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code
Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(6)(B) and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARM LOANS

         The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 1, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory DE MINIMIS exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM LOANS") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 ACT"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "PREPAYMENT ASSUMPTION"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "LEGISLATIVE HISTORY") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

         ACCRUAL OF ORIGINAL ISSUE DISCOUNT

         Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and
(b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e., points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

         GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

         The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("STRIPPED ARM OBLIGATIONS") to holders in a manner it believes is consistent with the rules described above under "--Grantor Trust Funds -- Multiple Classes of Grantor Trust Certificates -- Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("DEFERRED INTEREST") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C.       SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period. For noncorporate taxpayers, different tax rates apply to long-term capital gains depending on the type of assets, whether the assets have been held for more than one year or more than eighteen months and the maximum ordinary income tax rate applicable to the taxpayer's income.

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.       NON-U.S. PERSONS

         Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the Mortgagor is not a natural person in order to qualify for the exemption from withholding.

         As used herein, a "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or a partnership (including an entity treated as a corporation or a partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

         Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Non-U.S. Persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

E.       INFORMATION REPORTING AND BACKUP WITHHOLDING

         The Master Servicer or Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

         The Trust Fund relating to a Series of Certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. The REMIC must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the Certificates by the REMIC (the "REMIC CERTIFICATES") and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC's assets. Although a REMIC is not generally subject to federal income tax (see, however "--REMICs -- Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--REMICs -- Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC might be entitled to treatment as a grantor trust under the rules described above under "--Grantor Trust Funds". In that case, no entity-level tax would be imposed on the REMIC. Alternatively, the REMIC Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the REMIC pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC is treated as a TMP, any residual income of the REMIC (i.e., income from the Mortgage Loans less interest and OID expense allocable to the REMIC Regular Certificates and any administrative expenses of the REMIC) would be subject to corporate income tax at the REMIC level. If such entity is taxable as a separate corporation, the related Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Andrews & Kurth L.L.P. will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be REMIC Regular Certificates or REMIC Residual Certificates in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

         In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be "real estate assets" for purposes of Code Section 856(c).

         TIERED REMIC STRUCTURES. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "SUBSIDIARY REMIC" and the "MASTER REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Andrews & Kurth L.L.P., counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a

REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

         Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i)"real estate assets" within the meaning of Section 856(c)(6)(B) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code. Moreover, the REMIC Regulations provide that, for purposes of Code Section 856(c)(5)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the test described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a real estate investment trust ("REIT") owning a residual interest in a REMIC could be treated in part as non-qualifying REIT income if the REMIC holds mortgage loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-own mortgage loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). However, REMIC Regular Certificates acquired by another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3).

A.       TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. In general, interest and OID on a REMIC Regular Certificate will be treated as ordinary income to a holder of the REMIC Regular Certificate (a "REMIC REGULAR CERTIFICATEHOLDER") as they accrue, and principal payments on a REMIC Regular Certificate will be treated as a return of capital to the extent of the REMIC Regular Certificateholder's basis in the REMIC Regular Certificate allocable thereto. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT AND PREMIUM. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the REMIC Regular Certificates.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "CLOSING DATE"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the DE MINIMIS rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-DE MINIMIS OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the DE MINIMIS rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all DE MINIMIS OID as well as market discount under a constant interest method.

         The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "SUPER-PREMIUM CERTIFICATES"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion and different characterization of any gain on the sale of a Super-Premium Certificate than discussed above. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--REMICs -- Taxation of Owners of REMIC Regular Certificates -- Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate. Investors should consult their tax advisors regarding the appropriate treatment of Super-Premium Certificates.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         VARIABLE RATE REMIC REGULAR CERTIFICATES. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total non-contingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest.

         In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

         ELECTION TO TREAT ALL INTEREST AS OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable except with the approval of the IRS.

         MARKET DISCOUNT. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent, regardless of whether the holder is a cash-basis or an accrual basis taxpayer. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of the excess of the interest paid or incurred for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount over the interest distributable thereon. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred excess interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder holds during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

         DEFERRED INTEREST. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior
Certificates.
Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

Timing and characterization of such losses is discussed in "--REMICs -- Taxation of Owners of REMIC Regular Certificates -- Treatment of Realized Losses" below.

         SALE, EXCHANGE OR REDEMPTION. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income (i) if a REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxes as investment income at ordinary income rates, or (iii) in the case of a REMIC Regular Certificate.

         The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         ACCRUED INTEREST CERTIFICATES. Certain of the REMIC Regular Certificates ("PAYMENT LAG CERTIFICATES") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre- issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         NON-INTEREST EXPENSES OF THE REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "--REMICs -- Taxation of Owners of REMIC Residual Certificates -- Pass-Through of Non-Interest Expenses of the REMIC" below.

         TREATMENT OF REALIZED LOSSES. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

         NON-U.S. PERSONS. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC RESIDUAL CERTIFICATEHOLDER") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Non-U.S. Persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B.       TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         ALLOCATION OF THE INCOME OF THE REMIC TO THE REMIC RESIDUAL CERTIFICATES. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--REMICs -- Taxation of Owners of REMIC Residual Certificates -- Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         TAXABLE INCOME OF THE REMIC ATTRIBUTABLE TO RESIDUAL INTERESTS. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--REMICs -- Taxation of Owners of REMIC Regular Certificates -- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, OID income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificate- holders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and OID expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the

Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum DE MINIMIS rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--REMICs -- Taxation of Owners of REMIC Residual Certificates -- Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--REMICs -- Taxation of Owners of REMIC Residual Certificates -- Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         NET LOSSES OF THE REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         MARK TO MARKET RULES. A REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to- market.

         PASS-THROUGH OF NON-INTEREST EXPENSES OF THE REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the

"APPLICABLE AMOUNT") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

         EXCESS INCLUSIONS. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non- U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         As an exception to the general rule described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as excess inclusions if the REMIC Residual Certificates in the aggregate are considered not to have "significant value." The Small Business Job Protection Act ("SBJPA") of 1996 has eliminated the special rule permitting Section 593 institutions ("THRIFT INSTITUTIONS") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to REMIC Residual Certificates continuously held by thrift institutions since November 1, 1995.

         In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a REMIC Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         PAYMENTS. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         SALE OR EXCHANGE OF REMIC RESIDUAL CERTIFICATES. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such Section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS TAX"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "CONTRIBUTIONS TAX"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

         In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Seller, as the case may be, out of its own funds or (ii) the Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Seller. In the event that such Master Servicer, Trustee or Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS TO NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--REMICs -- Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--REMICs -- Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         DISQUALIFIED ORGANIZATIONS. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         For taxable years beginning after December 31, 1997, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860(E)(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity that does not know such affidavits are false, is not available to an electing large partnership. An "electing large partnership" is a partnership that had 100 or more partners during the preceding taxable year and that has filed an election with the Internal Revenue Service to be so treated.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. The Agreement will require the transferee of a REMIC Residual Certificate to state as part of the affidavit described above under "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates--Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future; (iii) understands that, as the holder of a noneconomic REMIC Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

         FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record of beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA and on any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity ("ERISA PLANS") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Section 4975 of the Code imposes substantially similar prohibited transaction restrictions on tax qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code ("QUALIFIED PLANS" and together with ERISA Plans, "PLANS"). Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving an ERISA Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (and, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

         The United States Department of Labor ("LABOR") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Servicers, the Trustee and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

         The regulations contain a DE MINIMIS safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.


AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         Labor has granted an exemption (the "EXEMPTION") to the underwriter, which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which the underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         GENERAL CONDITIONS OF THE EXEMPTION. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

         (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

         (4) The Trustee is not an affiliate of the Underwriters, the Depositor, the Servicers, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "RESTRICTED GROUP");

         (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicers represent not more than reasonable compensation for the Servicers' services under the Agreements and reimbursement of the Servicer's reasonable expenses in connection therewith; and

         (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

THE GENERAL ACCOUNT EXEMPTION

         Labor has issued Prohibited Transaction Class Exemption 95-60, 60 Federal Register 35925, July 12, 1995 (the "General Account Exemption), which exempts certain transactions involving insurance company general accounts from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code. Section III of the General Account Exemption applies to transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that (i) the trust is described in an exemption such as the Exemption, (ii) the relevant conditions of the Exemption are met, other than the requirements that (a) the rights and interests evidenced by the certificates acquired by the general account are not subordinated to the rights and interests evidenced by other certificates of the same trust, and (b) the certificates acquired by the general account have received a rating at the time of acquisition that is in one of the three highest generic rating categories from one of the applicable rating agencies, and (iii) the general conditions of Section IV of the General Account Exemption are satisfied.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

         The SBJPA added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan. The plan assets status of insurance company separate accounts is unaffected by new
Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The Prospectus Supplement with respect to a Series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each Series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA CERTIFICATES"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. In addition, pursuant to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "1994 AMENDMENT"), Congress expanded the definition of securities entitled to the benefits of SMMEA to include those evidencing ownership of, or secured by, notes secured by a first lien on one or more parcels of real estate, upon which is located one or more commercial structures. The terms of this amendment permit states to prohibit or limit, by specific legislation, the authority of persons, trusts, corporations, partnerships, associations, business trusts or business entities to purchase, hold or invest, in securities evidencing ownership of, or secured by, such notes to the extent predicated on the expansion of SMMEA. The 1994 Amendment permits enactment of such restrictions until September 23, 2001. It provides, however, that no enactment will affect the validity of a contractual commitment to purchase, hold or invest in securities made before such enactment, or require sale of any securities previously acquired. The Prospectus Supplement for each Series will identify the states, if any, that have enacted any such limitations through the date of the Prospectus Supplement. Enactment of such restrictions could adversely affect the liquidity of any Offered Certificates entitled to the benefits of SMMEA solely by reason of the 1994 Amendment. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "POLICY STATEMENT"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "MODEL LAW") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model
Law and other restrictions.

         If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of these Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

         Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investors' assets.

         Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.


                             METHOD OF DISTRIBUTION

         The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

         The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         2. By placements by the Depositor with institutional investors through dealers; and

         3. By direct placements by the Depositor with institutional investors.

         In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

         If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities
Act.

         It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

         The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Andrews & Kurth L.L.P., Dallas, Texas.


                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will he included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

         It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by Mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS
                                                                      PAGE

"1986 Act"        ......................................................68
"1994 Amendment"  ......................................................87
"Accounts"        ......................................................38
"Accrual Certificates"..............................................10, 10
"Accrued Certificate Interest"..........................................30
"ADA"             ......................................................63
"Agreements"      ......................................................10
"Applicable Amount".....................................................80
"ARM Loans"       ..................................................23, 68
"Asset Seller"    ......................................................20
"Available Distribution Amount".........................................29
"Balloon Mortgage Loans"................................................16
"Bankruptcy Code" ......................................................56
"Beneficial Owners".....................................................34
"Book-Entry Certificates"...............................................29
"Cash Flow Agreements"...................................................1
"Cash Flow Agreement"...............................................10, 25
"Cede"            ...................................................3, 34
"CERCLA"          ..................................................18, 59
"Certificate Balance"...............................................10, 30
"Certificateholders"....................................................19
"Certificates"    ................................................1, 8, 86
"Certificate"     ......................................................35
"Closing Date"    ......................................................72
"CMBS Agreement"  ......................................................23
"CMBS Issuer"     ......................................................23
"CMBS Servicer"   ......................................................23
"CMBS Trustee"    ......................................................24
"CMBS"            ................................................1, 8, 20
"Code"            ......................................................12
"Commercial Loans"......................................................20
"Commercial Properties"..............................................8, 20
"Commission"      .......................................................3
"Contributions Tax".....................................................82
"Cooperative Loans".....................................................52
"Cooperatives"    ......................................................20
"Cooperative"     ......................................................52
"Covered Trust"   ..................................................17, 48
"CPR"             ......................................................27
"Credit Support"  ................................................1, 9, 24
"Crime Control Act".....................................................64
"Cut-off Date"    ......................................................11
"Debt Service Coverage Ratio"...........................................21
"Deferred Interest".....................................................69
"Definitive Certificates"...........................................29, 35
"Depositor"       ...................................................8, 20
"Determination Date"....................................................29
"Disqualifying Condition"...............................................61
"Distribution Account"..................................................40
"Distribution Date".....................................................11
"DTC"             ...................................................3, 34
"Environmental Hazard Condition"........................................61
"EPA"             ......................................................59
"Equity Participations".................................................23
"ERISA Plans"     ......................................................85
"ERISA"           ..................................................13, 85
"excess servicing"......................................................67
"Exchange Act"    .......................................................3
"Exemption"       ......................................................86
"FDIC"            ..................................................38, 87
"Grantor Trust Certificates"............................................12
"Hazardous Materials"...................................................61
"Indirect Participants".................................................34
"Insurance Proceeds"....................................................39
"IRS"             ......................................................66
"L/C Bank"        ......................................................49
"Labor"           ......................................................85
"Lease Assignment".......................................................1
"Lease"           ....................................................3, 8
"Legislative History"...................................................69
"Lessee"          ....................................................3, 8
"Liquidation Proceeds"..................................................39
"Loan-to-Value Ratio"...................................................22
"Lock-out Date"   ......................................................23
"Lock-out Period" ......................................................23
"Master REMIC"    ......................................................71
"Master Servicer" .......................................................8
"Model Law"       ......................................................88
"Mortgage Assets" ...................................................1, 20
"Mortgage Interest Rate".............................................9, 23
"Mortgage Loans"  ....................................................1, 8
"Mortgage Notes"  ......................................................20
"Mortgaged Properties"...................................................8
"Mortgages"       ......................................................20
"Mortgagor"       ......................................................51
"Multifamily Loans".....................................................20
"Multifamily Properties".............................................8, 20
"NCUA"            ......................................................87
"Net Operating Income"..................................................21
"Nonrecoverable Advance"................................................31
"Offered Certificates"................................................1, 1
"OID Regulations" ......................................................66
"OID"             ......................................................64
"Originator"      ......................................................20
"OTS"             ......................................................87
"Participants"    ......................................................34
"parties in interest"...................................................85
"Pass-Through Rate".....................................................30
"Payment Lag Certificates"..............................................77
"Permitted Investments".................................................38
"Plans"           ......................................................85
"Policy Statement"......................................................87
"Prepayment Assumption".................................................69
"Prepayment Premium"....................................................23
"Primary Servicer".......................................................8
"Prohibited Transactions Tax"...........................................82
"Prospectus Supplement"..................................................1
"Purchase Price"  ......................................................37
"Qualified Plans" ......................................................85
"Rating Agency"   ......................................................13
"RCRA"            ......................................................60
"Record Date"     ......................................................29
"Refinance Loans" ......................................................22
"REIT"            ......................................................72
"Related Proceeds"......................................................31
"Relief Act"      ......................................................63
"REMIC Certificates"....................................................71
"REMIC Regular Certificateholder".......................................72
"REMIC Regular Certificates"............................................12
"REMIC Regulations".....................................................64

                         INDEX OF PRINCIPAL DEFINITIONS
                                   (CONTINUED)
                                                                      PAGE

"REMIC Residual Certificateholder"......................................78
"REMIC Residual Certificates"...........................................12
"REMIC"           ...................................................2, 12
"Restricted Group"......................................................86
"Retained Interest".....................................................44
"RICO"            ......................................................64
"SBJPA"           ......................................................81
"Securities Act"  .......................................................3
"Senior Certificates"...............................................10, 28
"Series"          .......................................................1
"Servicer"        ......................................................11
"Servicing Standard"....................................................40
"Servicing Transfer Event"..............................................41
"SMMEA Certificates"....................................................87
"SMMEA"           ......................................................87
"Special Servicer".......................................................8
"Specially Serviced Mortgage Loan"......................................41
"Startup Day"     ......................................................71
"Stripped ARM Obligations"..............................................69
"Stripped Bond Certificates"............................................67
"Stripped Coupon Certificates"..........................................67
"Stripped Interest Certificates"....................................10, 28
"Stripped Principal Certificates"...................................10, 28
"Subordinate Certificates"..........................................10, 28
"Subsidiary REMIC"......................................................71
"Super-Premium Certificates"............................................73
"thrift institutions"...................................................81
"Title V"         ......................................................62
"TMP"             ......................................................71
"Trust Assets"    .......................................................2
"Trust Fund"      .......................................................1
"Trustee"         .......................................................8
"U.S. Person"     ......................................................70
"UCC"             ......................................................34
"Underlying CMBS" ......................................................20
"Underlying Mortgage Loans".............................................20
"Value"           ......................................................22
"Voting Rights"   ......................................................19
"Warranting Party"..................................................14, 37
"Whole Loans"     ......................................................20

                                     PART II


INFORMATION NOT REQUIRED TO BE IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions*, are as follows:

Registration Fee -- Securities and Exchange Commission...........  $   147,500
Printing and Engraving Expenses........................................125,000
Accounting Fees and Expenses...........................................160,000
Legal Fees and Expenses................................................375,000
Trustee Fees and Expenses...............................................75,000
Rating Agency Fees.....................................................250,000
Miscellaneous Expenses.............................................     12,500
                                                                     ---------
         Total....................................................  $1,145,000
                                                                     =========

-------------
* To be provided for each Series of Securities on the cover page of the related Prospectus Supplement.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the proposed form of Underwriting Agreement to be filed as
Exhibit 1.1 hereto, the Underwriter will be obligated under certain circumstances to indemnify officers and directors of Impac Secured Assets Corp. (the "COMPANY") who sign the Registration Statement, and certain controlling persons of the Company, against certain liabilities, including liabilities under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

         The Company's Certificate of Incorporation provides for indemnification of directors and officers of the Company to the full extent permitted by California law.

         Section 317 of the California General Corporation Law provides, in substance, that California corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with threatened, pending or completed actions or proceedings brought against them (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such persons are or were directors, officers, employees or agents, against (i) expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any such action, suit or proceeding and (ii) with respect to actions by or in the right of the Company to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with any such action, suit or proceeding. The California General Corporation Law also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. The Company has entered into agreements with its directors and executive officers that would require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. The Company does not maintain liability insurance for its officers or directors.

         The Pooling and Servicing Agreement will provide that no director, officer, employee or agent of the Company will be liable to the Trust Fund, the Certificateholders or the Noteholders for any action taken or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, the Servicing Agreement, Indenture or Owner Trust Agreement, as applicable, except for such person's own misfeasance, bad faith or gross negligence in the performance of duties. The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreements, Indentures, and Owner Trust Agreements with respect to each series of Notes, will provide further that, with the exceptions stated above, any director, officer, employee or agent of the Company will be indemnified and held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Pooling and Servicing Agreement, Servicing Agreements, Indentures and Owner Trust Agreements, the related Certificates and Notes, other than any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such agreements), (ii) incurred in connection with any violation by him or her of any state or federal securities law or (iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of such agreements.


ITEM 16.  EXHIBITS

Exhibit
Number
-------

   *1.1   Form of Underwriting Agreement

   *3.1   Amended Articles of Incorporation of the Company

   *3.2   Bylaws of the Company

   *4.1 Form of Pooling and Servicing Agreement for an offering of Pass-Through Certificates consisting of senior and subordinated classes related to the Residential Loan Prospectus

   *4.2 Form of Pooling and Servicing Agreement for alternate forms of credit support (single class) related to the Residential Loan Prospectus

  **4.3 Form of Servicing Agreement for an offering of Mortgage-Backed Notes related to the Residential Loan Prospectus

  **4.4 Form of Trust Agreement for an offering of Mortgage-Backed Notes related to the Residential Loan Prospectus

  **4.5 Form of Indenture for an offering of Mortgage-Backed Notes related to the Residential Loan Prospectus

 ***4.6 Form of Pooling and Servicing Agreement related to the Commercial Loan Prospectus

 ***4.7   Form of Loan Sale Agreement related to the Commercial Loan Prospectus

 ***5.1 Opinion of Thacher Proffitt & Wood regarding the legality of the Certificates and the Notes issued pursuant to the Residential Loan Prospectus

 ***5.2 Opinion of Andrews & Kurth L.L.P. regarding the legality of the Certificates issued pursuant to the Commercial Loan Prospectus

 ***8.1 Opinion of Thacher Proffitt & Wood regarding certain tax matters related to the Certificates and the Notes issued pursuant to Residential Loan Prospectus (included with Exhibit 5.1)

 ***8.2 Opinion of Andrews & Kurth L.L.P. regarding tax matters related to the Certificates issued pursuant to the Commercial Loan Prospectus

***23.1   Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.1)

***23.2 Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.2 and 8.2)

***24.1   Power of Attorney

 **99.1 Form of Prospectus Supplement for use in an offering of Certificates, under the Residential Loan Prospectus, consisting of senior and subordinate certificate classes

 **99.2 Form of Prospectus Supplement for use in an offering of Certificates, under the Residential Loan Prospectus, which provides for credit support in the form of a letter of credit

 **99.3 Form of Prospectus Supplement for use in an offering of Notes under the Residential Loan Prospectus Form of Prospectus Supplement for use in an offering of Certificates under the Commercial Loan

***99.4   Prospectus

-----------
* Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-8439)
** Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-40125)
*** Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-44209)


ITEM 17.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that no such post-effective amendment shall be required if the information which would be required by clauses (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California on the 24th day of April, 1998.

                                    IMPAC SECURED ASSETS CORP.



                                    By: /s/ William Ashmore
                                        --------------------------------
                                        William Ashmore, Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     SIGNATURE                      TITLE                            DATE


/s/ William Ashmore
-------------------      Director, Chairman of the Board,        April 24, 1998
William Ashmore          Chief Executive Officer, (Principal
                         Executive Officer)


       *
-------------------      Director, Chief Financial Officer       April 24, 1998
Richard Johnson          (Principal Financial Officer and
                         Principal Accounting Officer) and
                         Secretary


       *
-------------------
Blaine Ung               Director                                April 24, 1998




*By: /s/ William Ashmore
     -------------------
       William Ashmore
       ATTORNEY-IN-FACT